Exhibit 10.1

LOAN AND SECURITY AGREEMENT

Dated as of December 18, 2015

among

Siena Lending Group LLC,

as Lender,

I.D. Systems, Inc.

and

Asset Intelligence, llc,

as Borrowers,

and

THE OTHER LOAN PARTY OBLIGORS HERETO FROM TIME TO TIME

as Loan Party Obligors

i

	5.8	Jurisdiction of Organization; Location of Collateral	18
	5.9	Financial Statements and Reports; Solvency	18
	5.10	Tax Returns and Payments; Pension Contributions	19
	5.11	Compliance with Laws; Intellectual Property; Licenses	20
	5.12	Litigation	21
	5.13	Use of Proceeds	21
	5.14	Insurance	22
	5.15	Financial, Collateral and Other Reporting / Notices	22
	5.16	Litigation Cooperation	24
	5.17	Maintenance of Collateral, Etc	24
	5.18	Material Contracts	24
	5.19	No Default	25
	5.20	No Material Adverse Change	25
	5.21	Full Disclosure	25
	5.22	Sensitive Payments	25
	5.23	RESERVED	25
	5.24	Negative Covenants	25
	5.25	Financial Covenants	27
	5.26	Employee and Labor Matters	27
	5.27	Eligible Leases	28

6.	LIMITATION OF LIABILITY AND INDEMNITY		29

	6.1	[Reserved]	29
	6.2	Limitation of Liability	29
	6.3	Indemnity/Currency Indemnity	29

7.	EVENTS OF DEFAULT AND REMEDIES		30

	7.1	Events of Default	30
	7.2	Remedies with Respect to Lending Commitments/Acceleration/Etc	32
	7.3	Remedies with Respect to Collateral	33

8.	LOAN GUARANTY		37

	8.1	Guaranty	37
	8.2	Guaranty of Payment	37
	8.3	No Discharge or Diminishment of Loan Guaranty	37
	8.4	Defenses Waived	38
	8.5	Rights of Subrogation	39
	8.6	Reinstatement; Stay of Acceleration	39
	8.7	Information	39
	8.8	Termination	39
	8.9	Maximum Liability	39
	8.10	Contribution	40
	8.11	Liability Cumulative	40

9.	PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES		40

10.	GENERAL PROVISIONS		42

	10.1	Notices	42
	10.2	Severability	44
	10.3	Integration	44

ii

10.4	Waivers	44
10.5	Amendment	45
10.6	Time of Essence	45
10.7	Expenses, Fee and Costs Reimbursement	45
10.8	Benefit of Agreement; Assignability; Servicer	46
10.9	Recordation of Assignment	47
10.10	Participations	47
10.11	Headings; Construction	48
10.12	USA PATRIOT Act Notification	48
10.13	Counterparts; Email Signatures	48
10.14	GOVERNING LAW	48
10.15	CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS	48
10.16	Publication	49
10.17	Confidentiality	49

Disclosure Schedule
Schedule A	Description of Certain Terms
Schedule B	Definitions
Schedule C	[Reserved]
Schedule D	Reporting
Schedule E	Financial Covenants
Exhibit A	Form of Notice of Borrowing
Exhibit B	Closing Checklist
Exhibit C	Client User Form
Exhibit D	Authorized Accounts Form
Exhibit E	Form of Account Debtor Notification
Exhibit F	Form of Compliance Certificate

iii

Loan and Security Agreement

This Loan and Security Agreement (as it may be amended, restated or otherwise modified from time to time, this “Agreement”) is entered into on December 18, 2015 among (1) SIENA LENDING GROUP LLC, together with its successors and assigns (“Lender”), (2) I.D. SYSTEMS, INC., a Delaware corporation, and ASSET INTELLIGENCE, LLC, a Delaware limited liability company (collectively and individually, and jointly and severally, “Borrower” or “Borrowers”), and (3) the other Loan Party Obligors party hereto from time to time, as Loan Party Obligors (as defined herein).  The Schedules and Exhibits to this Agreement are an integral part of this Agreement and are incorporated herein by reference.  Terms used, but not defined elsewhere, in this Agreement are defined in Schedule B.

1.	LOANS AND LETTERS OF CREDIT.

1.1           Amount of Loans / Letters of Credit.

(a)           Revolving Loans and Letters of Credit.  Subject to the terms and conditions contained in this Agreement, including Sections 1.3 and 1.6, Lender shall, from time to time prior to the Maturity Date, at Borrower’s request, (i) make revolving loans to Borrower (“Revolving Loans”), and (ii) make, or cause or permit a Participant (as defined in Section 10.10) to make, letters of credit (“Letters of Credit”) available to Borrower; provided, that after giving effect to each such Revolving Loan and each such Letter of Credit, (A) the outstanding balance of all Revolving Loans and the Letter of Credit Balance will not exceed the lesser of (x) the Maximum Revolving Facility Amount and (y) the Borrowing Base, and (B) none of the other Loan Limits for Revolving Loans will be exceeded.  The Revolving Loans may be repaid and reborrowed subject to the terms and conditions contained in this Agreement. All Revolving Loans shall be made in and repayable in Dollars.

(b)          [RESERVED]

1.2           Reserves re Revolving Loans / Letters of Credit.  Lender may, with or without notice to Borrower, from time to time establish and revise reserves against the Borrowing Base and/or the Maximum Revolving Facility Amount in such amounts and of such types as Lender deems appropriate in its Permitted Discretion (“Reserves”).  Such Reserves shall be available for Borrower to view in Passport 6.0 simultaneously with the imposition thereof; provided, that Lender shall endeavor to provide email notice advising Borrower of such Reserves prior to or simultaneously with the imposition of such Reserves; provided, further that Lender shall have no liability for failing to provide such email notice. Without limiting the foregoing, references to Reserves shall include the Dilution Reserve.  In no event shall the establishment of a Reserve in respect of a particular actual or contingent liability obligate Lender to make advances to pay such liability or otherwise obligate Lender with respect thereto.

1.3           Protective Advances.  Any contrary provision of this Agreement or any other Loan Document notwithstanding, Lender is hereby authorized by Borrower at any time, regardless of (a) the existence of a Default or an Event of Default, (b) whether any of the other applicable conditions precedent set forth in Section 1.6 hereof have not been satisfied or the commitment of Lender to make Loans hereunder has been terminated for any reason, or (c) any other contrary provision of this Agreement, to make (in its Permitted Discretion prior to the occurrence and continuance of an Event of Default) Revolving Loans to Borrower on behalf of Lender which Lender, in its sole discretion, deems necessary or desirable) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement (the “Protective Advances”).  Any contrary provision of this Agreement or any other Loan Document notwithstanding, Lender may direct the proceeds of any Protective Advance to Borrower or to such other Person as Lender determines in its sole discretion.  All Protective Advances shall be payable immediately upon demand.

1.4           Notice of Borrowing; Manner of Revolving Loan Borrowing.  Borrower shall request each Revolving Loan by an Authorized Officer submitting such request via Passport 6.0 (or, if requested by Lender, by delivering, in writing or via an Approved Electronic Communication, a Notice of Borrowing substantially in the form of Exhibit A hereto) (each such request a “Notice of Borrowing”).  Subject to the terms and conditions of this Agreement, including Sections 1.1 and 1.6, Lender shall, except as provided in Section 1.3, deliver the amount of the Revolving Loan requested in the Notice of Borrowing for credit to any account of Borrower at a bank in the United States of America as Borrower may specify (provided that such account must be one identified on Section 3 of the Disclosure Schedule and approved by Lender as an account to be used for funding of loan proceeds) by wire transfer of immediately available funds (i) on the same day if the Notice of Borrowing is received by Lender on or before 11:00 a.m. Eastern Time on a Business Day, or (ii) on the immediately following Business Day if the Notice of Borrowing is received by Lender after 11:00 a.m. Eastern Time on a Business Day, or is received by Lender on any day that is not a Business Day.  Lender shall charge to the Revolving Loan Lender’s usual and customary fees for the wire transfer of each Loan.

1.5           Other Provisions Applicable to Letters of Credit.  Lender shall, on the terms and conditions set forth in this Agreement (including the terms and conditions set forth in Section 1.1 and Section 1.6), make Letters of Credit available to Borrower either by issuing them, or by causing other financial institutions to issue them supported by Lender’s guaranty or indemnification; provided, that after giving effect to each Letter of Credit, the Letter of Credit Balance will not exceed the Letter of Credit Limit.  Notwithstanding anything in this Agreement, the parties agree that in connection with Lender’s option to make Letters of Credit available to Borrower by causing other financial institutions to issue Letters of Credit, Lender may cause or permit any Participant under this Agreement to cause other financial institutions to issue such Letters of Credit and thereafter (i) all such Letters of Credit shall be treated for all purposes under this Agreement as if such Letters of Credit were requested by Borrower and made available by Lender, (ii) such Participant’s support of such Letters of Credit in the form of a guaranty or indemnification shall be treated as if such support had been made by Lender, (iii) Borrower hereby unconditionally and irrevocably agrees to pay to Lender the amount of each payment or disbursement made by such Participant or the applicable issuer under any such Letter of Credit honoring any demand for payment thereunder upon demand in accordance with the reimbursement provisions of this Section 1.5 and agrees that such reimbursement obligations of Borrower constitute Obligations under this Agreement, and (iv) any and all amounts paid by such Participant or the applicable issuer in respect of any such Letter of Credit will, at the election of Lender, be treated for all purposes as a Revolving Loan, and be payable, in the same manner as a Revolving Loan.  Borrower agrees to execute all documentation reasonably required by Lender and/or the issuer of any Letter of Credit in connection with any such Letter of Credit. Borrower hereby unconditionally and irrevocably agrees to reimburse Lender and/or the applicable issuer for each payment or disbursement made by Lender and/or the applicable issuer under any Letter of Credit honoring any demand for payment made thereunder, in each case on the date that such payment or disbursement is made.  Borrower’s reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (ii) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Lender, any Participant, the applicable issuer under any Letter or Credit, or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit), (iii) any lack of validity, sufficiency or genuineness of any document which Lender or the applicable issuer has determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, or (iv) the surrender or impairment of any security for the performance or observance of any of the terms hereof.  Any and all amounts paid by Lender and any Participant in respect of a Letter of Credit will, at the election of Lender, be treated for all purposes as a Revolving Loan, and bear interest, and be payable, in the same manner as a Revolving Loan.

1.6           Conditions of Making the Loans and Issuing Letters of Credit.  Lender’s obligation to make any Loan or issue or cause any Letter of Credit to be issued under this Agreement is subject to the following conditions precedent (as well as any other conditions set forth in this Agreement or any other Loan Document), all of which must be satisfied in a manner acceptable to Lender (and as applicable, pursuant to documentation which in each case is in form and substance acceptable to Lender) as of each day that such Loan is made or such Letter of Credit is issued, as applicable:

(a)           Loans and Letters of Credit Made and/or Issued on the Closing Date:  With respect to Loans made, and/or Letters of Credit issued, on the Closing Date, (i) each applicable Loan Party Obligor shall have duly executed and/or delivered, or, as applicable, shall have caused such other applicable Persons to have duly executed and or delivered, to Lender such agreements, instruments, documents, proxies and certificates as Lender may require, and including such other agreements, instruments, documents and/or certificates listed on the closing checklist attached hereto as Exhibit B; (ii) Lender shall have completed its business and legal due diligence pertaining to the Loan Parties, their respective businesses and assets, with results thereof satisfactory to Lender in its sole discretion; (iii) Lender’s obligations and commitments under this Agreement shall have been approved by Lender’s Credit Committee; (iv) after giving effect to such Loans and Letters of Credit, as well as to the payment of all trade payables older than 60 days past due and the consummation of all transactions contemplated hereby to occur on the Closing Date, closing costs and any book overdraft, Liquidity plus unrestricted cash on hand in depositary banks outside of the United States shall be no less than $7,000,000; and (v) Borrower shall have paid to Lender all fees due on the date hereof, and shall have paid or reimbursed Lender for all of Lender’s costs, charges and expenses incurred through the Closing Date (and in connection herewith, Borrower hereby irrevocably authorizes Lender to charge such fees, costs, charges and expenses as Revolving Loans); and

(b)           All Loans and/or Letters of Credit:  With respect to Loans made and/or Letters of Credit issued, on the Closing Date and/or at any time thereafter, (i) Borrower shall have provided to Lender the most recent Borrowing Base Certificate, as of such borrowing or issue date, after giving effect to such Loans and/or Letters of Credit, as applicable; (ii) each applicable Loan Party Obligor shall have duly executed and/or delivered, or, as applicable, shall have caused such other applicable Persons to have duly executed and or delivered, to Lender such further agreements, instruments, documents, proxies and certificates as Lender may require in connection therewith; (iii) each of the representations and warranties set forth in this Agreement and in the other Loan Documents shall be true and correct in all respects as of the date such Loan is made and/or such Letter of Credit is issued (or to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct as of such earlier date), both before and after giving effect thereto; and (iv) no Default or Event of Default shall be in existence, both before and after giving effect thereto.

1.7           Repayments.

(a)           Revolving Loans/Letters of Credit.  If at any time for any reason whatsoever (including without limitation as a result of currency fluctuations) (i) the sum of the outstanding balance of all Revolving Loans and the Letter of Credit Balance exceeds the lesser of (x) the Maximum Revolving Facility Amount and (y) the Borrowing Base, or (ii) any of the Loan Limits for Revolving Loans or Letters of Credit are exceeded, then in each case, Borrower will immediately pay to Lender such amounts (or, with respect to the Letter of Credit Balance, provide cash collateral to Lender in the manner set forth in clause (c) below) as shall cause Borrower to eliminate such excess.

(b)           RESERVED.

(c)           Maturity Date Payments / Cash Collateral.  All remaining outstanding monetary Obligations (including, all accrued and unpaid fees described in the Fee Letter but excluding contingent indemnity obligations with respect to then unasserted claims) shall be payable in full on the Maturity Date. Without limiting the generality of the foregoing, if, on the Maturity Date, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Lender cash collateral in an amount equal to 105% of the Letter of Credit Balance to secure all of the Obligations (including estimated attorneys’ fees and other expenses) relating to said Letters of Credit, pursuant to a cash pledge agreement in form and substance reasonably satisfactory to Lender.

(d)           Currency Due.  If, notwithstanding the terms of this Agreement or any other Loan Document, Lender receives any payment from or on behalf of Borrower or any other Person in a currency other than the Currency Due, Lender may convert the payment (including the monetary proceeds of realization upon any Collateral and any funds then held in a cash collateral account) into the Currency Due at exchange rate selected by Lender in the manner contemplated by Section 6.3(b) and Borrower shall reimburse Lender on demand for all reasonable costs they incur with respect thereto.  To the extent permitted by law, the obligation shall be satisfied only to the extent of the amount actually received by Lender upon such conversion.

1.8           Prepayments / Voluntary Termination / Application of Prepayments.

(a)           [Reserved.]

(b)           [Reserved.]

(c)           Voluntary Reduction of Maximum Revolving Facility Amount. Borrower may, on at least ten (10) Business Days prior written notice received by Lender, permanently reduce the Maximum Revolving Facility Amount to an amount (which may be zero) not less than the sum of (A) the outstanding principal balance of the Revolving Loans as of such date (except to the extent a prepayment of principal is made pursuant to the final sentence of this Section 1.8(c)), plus (B) the principal amount of all Revolving Loans not yet made as to which a request has been given by Borrower under Section 1.1(a), plus (C) the amount of all Letters of Credit not yet issued as to which a request has been given by Borrower pursuant to Section 2.11(a).  Each such reduction shall be in an amount which is not less than $100,000. Any request for a reduction in the Maximum Revolving Facility Amount shall be irrevocable and once reduced, the Maximum Revolving Facility Amount may not be increased.  On the effective date of any reduction of the Maximum Revolving Facility Amount, Borrower shall repay all of the outstanding Obligations in excess of the reduced Maximum Revolving Facility Amount, if any, and an Early Termination Premium on the amount of the permanent reduction in the Maximum Revolving Facility Amount in the amount specified in the paragraph under the heading “Early Termination Premium” in the Fee Letter.

(d)           Voluntary Termination of Loan Facilities.  Borrower may, on at least ten (10) Business Days prior written notice received by Lender (which notice may be conditioned upon the closing of another transaction), permanently terminate the Loan facilities by repaying all of the outstanding Obligations, including all principal, interest and fees with respect to the Revolving Loans and an Early Termination Premium in the amount specified in the paragraph under the heading “Early Termination Premium” in the Fee Letter.  Notwithstanding the foregoing, in the event that the Revolving Loan is refinanced by Bank of America, N.A. prior to the Scheduled Maturity Date, Borrower shall not be obligated to pay an Early Termination Premium.  Following Lender’s receipt of such notice and its receipt of a request from Borrower (either contained in such notice or made separately thereafter), Lender agrees to provide Borrower with a payoff letter setting forth the terms and conditions upon which the Obligations shall be satisfied in full, the Loan Documents shall be terminated and Lien releases and terminations shall be delivered.  If, on the date of a voluntary termination pursuant to this Section 1.8(d), there are any outstanding Letters of Credit, then on such date, and as a condition precedent to such termination, Borrower shall provide to Lender cash collateral in an amount equal to 105% of the Letter of Credit Balance to secure all of the Obligations (including estimated attorneys’ fees and other expenses) relating to said Letters of Credit, pursuant to a cash pledge agreement in form and substance reasonably satisfactory to Lender.  From and after such date of termination, Lender shall have no obligation whatsoever to extend any additional Loans or Letters of Credit and all of its lending commitments hereunder shall be terminated.

(e)           [Reserved.]

1.9           Obligations Unconditional.

(a)           The payment and performance of all Obligations shall constitute the absolute and unconditional obligations of each Loan Party Obligor, and shall be independent of any defense or rights of set-off, recoupment or counterclaim which any Loan Party Obligor or any other Person might otherwise have against Lender or any other Person.  All payments required (other than by Lender) by this Agreement and/or the other Loan Documents shall be made in Dollars (unless payment in a different currency is expressly provided otherwise in the applicable Loan Document) and paid free of any deductions or withholdings for any taxes or other amounts and without abatement, diminution or set-off.  If any Loan Party Obligor is required by applicable law to make such a deduction or withholding from a payment under this Agreement or under any other Loan Document, such Loan Party Obligor shall pay to Lender such additional amount as is necessary to ensure that, after the making of such deduction or withholding, Lender receives (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.  Each Loan Party Obligor shall (i) pay the full amount of any deduction or withholding, which it is required to make by law, to the relevant authority within the payment period set by applicable law, and (ii) promptly after any such payment, deliver to Lender an original (or certified copy) official receipt issued by the relevant authority in respect of the amount withheld or deducted or, if the relevant authority does not issue such official receipts, such other evidence of payment of the amount withheld or deducted as is reasonably acceptable to Lender.

(b)           If, at any time and from time to time after the Closing Date (or at any time before or after the Closing Date with respect to (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith, or (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case for purposes of this clause (y) pursuant to Basel III, regardless of the date enacted, adopted or issued), (i) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or application thereof, or (iii) compliance by Lender with any request or directive (whether or not having the force of law) from any Governmental Authority, central bank or comparable agency (A) subjects Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Lender of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state, local or other taxing authorities with respect to interest or fees payable hereunder or under any other Loan Document or changes in the rate of tax on the overall net income of Lender or its members), or (B) imposes on Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein, and the result of any of the foregoing is to increase the cost to Lender of making or continuing any Loan or Letter of Credit or to reduce any amount receivable hereunder or under any other Loan Documents, then, in any such case, Borrower shall promptly pay to Lender, when notified to do so by Lender, any additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or reduced amount as determined by Lender.  Each such notice of additional amounts payable pursuant to this Section 1.9(b) submitted by Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes. Borrower shall not be required to compensate Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that Lender notifies the Borrower of the change or event giving rise to such increased costs or reductions, and of Lender’s intention to claim compensation therefor (except that, if the change or event giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(c)           This Section 1.9 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations.

1.10           Reversal of Payments.  To the extent that any payment or payments made to or received by Lender pursuant to this Agreement or any other Loan Document are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to any trustee, receiver or other Person under any state, federal or other bankruptcy or other such applicable law, then, to the extent thereof, such amounts (and all Liens, rights and remedies therefore) shall be revived as Obligations (secured by all such Liens) and continue in full force and effect under this Agreement and under the other Loan Documents as if such payment or payments had not been received by Lender.  This Section 1.10 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations.

2.	INTEREST AND FEES; LOAN ACCOUNT.

2.1           Interest.  All Loans and other monetary Obligations shall bear interest at the interest rate(s) set forth in Section 3 of Schedule A, and accrued interest shall be payable (i) on the first day of each month in arrears, (ii) upon a prepayment of such Loan in accordance with Section 1.8, and (iii) on the Maturity Date; provided, that after the occurrence and during the continuation of an Event of Default, all Loans and other monetary Obligations shall bear interest at a rate per annum equal to two (2) percentage points in excess of the rate otherwise applicable thereto (the “Default Rate”), and all such interest shall be payable on demand.  Changes in the interest rate shall be effective as of the date of any change in the Base Rate.

2.2           Fees.  Borrower shall pay Lender the fees set forth in the Fee Letter on the dates set forth therein, which fees are in addition to all fees and other sums payable by Borrower or any other Person to Lender under this Agreement or under any other Loan Document, and, in each case are not refundable once paid.

2.3           Computation of Interest and Fees.  All interest and fees shall be calculated daily on the outstanding monetary Obligations based on the actual number of days elapsed in a year of 360 days.

2.4           Loan Account; Monthly Accountings.  Lender shall maintain a loan account for Borrower reflecting all outstanding Loans and the Letters of Credit Balance, along with interest accrued thereon and such other items reflected therein (the “Loan Account”), and shall provide Borrower with a monthly accounting reflecting the activity in the Loan Account, viewable by Borrower on Passport 6.0.  Each accounting shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Lender with respect to which Lender will endeavor to promptly notify Borrower in writing), unless Borrower notifies Lender in writing to the contrary within thirty days after such account is made available to Borrower, describing the nature of any alleged errors or omissions.  However, Lender’s failure to maintain the Loan Account or to provide any such accounting shall not affect the legality or binding nature of any of the Obligations.  Interest, fees and other monetary Obligations due and owing under this Agreement (including fees and other amounts paid by Lender to issuers of Letters of Credit) may, in Lender’s discretion, be charged to the Loan Account, and will thereafter be deemed to be Revolving Loans and will bear interest at the same rate as other Revolving Loans.

2.5           Further Obligations; Maximum Lawful Rate.  With respect to all monetary Obligations for which the interest rate is not otherwise specified herein (whether such Obligations arise hereunder or under any other Loan Document, or otherwise), such Obligations shall bear interest at the rate(s) in effect from time to time with respect to the Revolving Loans and shall be payable upon demand by Lender or as otherwise set forth in the Fee Letter.  In no event shall the interest charged with respect to any Loan or any other Obligation exceed the maximum amount permitted under applicable law.  Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable or other amounts hereunder or under any other Loan Document (the “Stated Rate”) would exceed the highest rate of interest or other amount permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest and other amounts payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by applicable law, continue to pay interest and such other amounts at the Maximum Lawful Rate until such time as the total interest and other such amounts received is equal to the total interest and other such amounts which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable or such other amounts payable.  Thereafter, the interest rate and such other amounts payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.  In no event shall the total interest or other such amounts received by Lender exceed the amount which it could lawfully have received had the interest and other such amounts been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, Lender has received interest or other such amounts hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other Obligations (other than interest) payable hereunder, and if no such principal or other Obligations are then outstanding, such excess or part thereof remaining shall be paid to Borrower.  In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

3.	SECURITY INTEREST GRANT / POSSESSORY COLLATERAL / FURTHER ASSURANCES.

3.1           Grant of Security Interest.  To secure the full payment and performance of all of the Obligations, each Loan Party Obligor hereby assigns to Lender and grants to Lender a continuing security interest in all property of each Loan Party Obligor, whether tangible or intangible, real or personal, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes (but excluding Excluded Property), including:  (i) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by any Loan Party Obligor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, any Loan Party Obligor; (ii) all Chattel Paper (including Electronic Chattel Paper), Instruments, Documents, and General Intangibles (including all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (iii) all Inventory; (iv) all Goods (other than Inventory), including Equipment, Farm Products, Health-Care-Insurance Receivables, vehicles, and Fixtures; (v) all Investment Property, including, without limitation, all rights, privileges, authority, and powers of each Loan Party Obligor as an owner or as a holder of Pledged Equity, including, without limitation, all economic rights, all control rights, authority and powers, and all status rights of each Loan Party Obligor as a member, equity holder or shareholder, as applicable, of each Issuer; (vi) all Deposit Accounts, bank accounts, deposits and cash; (vii) all Letter-of-Credit Rights; (viii) all Commercial Tort Claims listed in Section 2 of the Disclosure Schedule; (ix) all Supporting Obligations; (x) any other property of any Loan Party Obligor now or hereafter in the possession, custody or control of Lender or any agent or any parent, Affiliate or Subsidiary of Lender or any Participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), and (xi) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property, and all of each Loan Party Obligor’s books and records relating to any of the foregoing and to any Loan Party’s business.

3.2           Possessory Collateral. Promptly, but in any event no later than five Business Days after any Loan Party Obligor’s receipt of any portion of the Collateral in an amount in excess of $100,000 evidenced by an agreement, Instrument or Document, including any Tangible Chattel Paper and any Investment Property consisting of certificated securities, such Loan Party Obligor shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance reasonably acceptable to Lender).  If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as attorney and agent-in-fact (coupled with an interest) for each Loan Party Obligor, to endorse or assign the same on such Loan Party Obligor’s behalf.

3.3           Further Assurances.

(a)           Each Loan Party will, at the time that any Loan Party forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, within ten days of such event (or such later date as permitted by Lender in its sole discretion) (a) unless such new Subsidiary is a Foreign Subsidiary, cause such new Subsidiary to become a Loan Party and to grant Lender a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); (b) provide, or cause the applicable Loan Party to provide, to Lender a pledge agreement and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary in form and substance reasonably satisfactory to Lender; provided, that such pledge shall exclude the Equity Interests of any Foreign Subsidiary (and the Equity Interests of any Subsidiary of such Foreign Subsidiary) that constitute Excluded Property (which pledge, if reasonably requested by Lender, shall be governed by the laws of the jurisdiction of such Subsidiary); and (c) provide to Lender all other documentation, including one or more opinions of counsel reasonably satisfactory to Lender, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance, flood certification documentation or other documentation with respect to all Real Property owned in fee and subject to a mortgage).  Any document, agreement, or instrument executed or issued pursuant to this Section 3.3 shall constitute a Loan Document.

(b)           Each Loan Party will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of Lender, execute or deliver to Lender any and all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Lender may reasonably request in form and substance reasonably satisfactory to Lender, to create, perfect, and continue perfected or to better perfect Lender’s Liens in all of the assets of each of the Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Lender in any Real Property acquired by any other Loan Party with a fair market value in excess of $100,000, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided, that the foregoing shall not apply to the Equity Interests of any Foreign Subsidiary (or the Equity Interests of any Subsidiary of such Foreign Subsidiary) that constitute Excluded Property.  To the maximum extent permitted by applicable law, if any Borrower or any other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time following the request to do so, each Borrower and each other Loan Party hereby authorizes Lender to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Lender to file such executed Additional Documents in any appropriate filing office.

(c)           Each Loan Party Obligor shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (and/or use commercially reasonable efforts to cause such other applicable Person to take, execute, acknowledge and deliver) all such further acts, documents, agreements and instruments as Lender shall deem reasonably necessary in order to (a) carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, (b) establish, create, preserve, protect and perfect a first priority lien (subject only to Permitted Liens) in favor of Lender in all Collateral (wherever located) from time to time owned by the Loan Party Obligors, (c) cause each Loan Party Obligor to guarantee all of the Obligations, all pursuant to documentation that is in form and substance reasonably satisfactory to Lender and (d) facilitate the collection of the Collateral.  Without limiting the foregoing, each Loan Party Obligor shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (and/or use commercially reasonable efforts to cause such other applicable Person to take, execute, acknowledge and deliver) to Lender all promissory notes, security agreements, agreements with landlords, mortgagees and processors and other bailees, subordination and intercreditor agreements and other agreements, instruments and documents, in each case in form and substance reasonably acceptable to Lender, as Lender may request from time to time to perfect, protect, and maintain Lender’s security interests in the Collateral, including the required priority thereof, and to fully carry out the transactions contemplated by the Loan Documents.

3.4           UCC Financing Statements.  Each Loan Party Obligor authorizes Lender to file, transmit, or communicate, as applicable, from time to time, Uniform Commercial Code financing statements, along with amendments and modifications thereto, in all filing offices selected by Lender, listing such Loan Party Obligor as the debtor and Lender as the secured party, and describing the collateral covered thereby in such manner as Lender may elect, including using descriptions such as “all personal property of debtor” or “all assets of debtor” or words of similar effect.  Each Loan Party Obligor also hereby ratifies its authorization for Lender to have filed in any filing office any financing statements filed prior to the date hereof.

4.	CERTAIN PROVISIONS REGARDING ACCOUNTS, INVENTORY, COLLECTIONS, APPLICATIONS OF PAYMENTS, INSPECTION RIGHTS, AND APPRAISALS.

4.1           Lock Boxes and Blocked Accounts.  Each Loan Party Obligor hereby represents and warrants that all Deposit Accounts and all other depositary and other accounts maintained by each Loan Party Obligor as of the Closing Date are described in Section 3 of the Disclosure Schedule, which description includes for each such account the name of the Loan Party Obligor maintaining such account, the name, of the financial institution at which such account is maintained, the account number, and the purpose of such account.  After the Closing Date, no Loan Party Obligor shall open any new Deposit Accounts or any other depositary or other accounts without the prior written consent of Lender and without updating Section 3 of the Disclosure Schedule to reflect such Deposit Accounts or other accounts, as applicable.  No Deposit Accounts or other accounts of any Loan Party Obligor shall at any time constitute a Restricted Account other than accounts expressly indicated on Section 3 of the Disclosure Schedule as being a Restricted Account (and each Loan Party Obligor hereby represents and warrants that each such account shall at all times meet the requirements set forth in the definition of Restricted Account to qualify as a Restricted Account).  Each Loan Party Obligor will, at its expense, establish (and revise from time to time as Lender may require) procedures acceptable to Lender, in Lender’s Permitted Discretion, for the collection of checks, wire transfers and all other proceeds of all of such Loan Party Obligor’s Accounts and other Collateral (“Collections”), which shall include (i) directing all Account Debtors to send all Account proceeds directly to a post office box designated by Lender either in the name of such Loan Party Obligor (but as to which Lender has exclusive access) or, at Lender’s option, in the name of Lender (a “Lock Box”), and/or (ii) depositing all Collections received by such Loan Party Obligor into one or more bank accounts maintained in the name of such Loan Party Obligor (but as to which Lender has exclusive access) or, at Lender’s option, in the name of Lender (each, a “Blocked Account”), under an arrangement acceptable to Lender with a depository bank acceptable to Lender, pursuant to which all funds deposited into each Blocked Account are to be transferred to Lender in such manner, and with such frequency, as Lender shall specify, and/or (iii) instituting standing wire instructions directing Wells Fargo Bank, National Association to transfer to the Blocked Account, by federal funds wire transfer on a daily basis, good funds in deposit account number XXXXXXXXX6149 described on Schedule 3 of the Disclosure Schedule; and/or (iv)  a combination of the foregoing.  Each Loan Party Obligor agrees to execute, and to cause its depository banks and other account holders to execute, such Lock Box and Blocked Account control agreements and other documentation as Lender shall require from time to time in connection with the foregoing, all in form and substance acceptable to Lender, and in any event such arrangements and documents must be in place on the date hereof with respect to accounts in existence on the date hereof, or prior to any such account being opened with respect to any such account opened after the date hereof, in each case excluding Restricted Accounts. Borrower further agrees that the standing wire instructions to be instituted over the deposit account maintained with Wells Fargo Bank, National Association, and described in this Section 4.1 above, shall not be revoked without the prior written consent of Lender.  Prior to the Closing Date, Borrower shall deliver to Lender a complete and executed Authorized Accounts form regarding Borrower’s operating account(s) into which the proceeds of Loans are to be paid in the form of Exhibit D annexed hereto. If on any date the aggregate  amount of Collections held by Lender in the Blocked Account exceeds the sum of (A) the outstanding principal balance of the Revolving Loans as of such date, plus (B) the principal amount of all Revolving Loans not yet made as to which a request has been given by Borrower under Section 1.1(a), plus (C) the amount of all Letters of Credit not yet issued as to which a request has been given by Borrower pursuant to Section 2.11(a), then Lender shall, so long as no Event of Default has occurred and is continuing, remit on a daily basis or such other frequency as Lender and Borrower may agree from time to time, the amount of such excess to Borrower’s operating account; provided, however, the foregoing shall not require Lender to release any cash collateral delivered to it pursuant to this Agreement.

4.2           Application of Payments.  All amounts paid to or received by Lender in respect of the monetary Obligations, from whatever source (whether from Borrower or any other Loan Party Obligor pursuant to such other Loan Party Obligor’s guaranty of the Obligations, any realization upon any Collateral, or otherwise) shall, unless otherwise directed by Borrower with respect to any particular payment (unless an Event of Default shall then be continuing, in which event Lender may disregard Borrower’s direction), be applied by Lender to the Obligations in such order as Lender may elect, and absent such election shall be applied as follows:

(i)           FIRST, to reimburse Lender for all out-of-pocket costs and expenses, and all indemnified losses, incurred by Lender which are reimbursable to Lender in accordance with this Agreement and/or any of the other Loan Documents,

(ii)          SECOND, to any accrued but unpaid interest on any Protective Advances,

(iii)         THIRD, to the outstanding principal of any Protective Advances,

(iv)         FOURTH, to any accrued but unpaid fees owing to Lender under this Agreement and/or any other Loan Documents,

(v)          FIFTH, to any unpaid accrued interest on the Obligations,

(vi)         SIXTH, to the outstanding principal of the Revolving Loans, and, to the extent required by this Agreement, to cash collateralize the Letter of Credit Balance, and

(vii)        SEVENTH, to the payment of any other outstanding Obligations; and after payment in full in cash of all of the outstanding monetary Obligations, any further amounts paid to or received by Lender in respect of the Obligations (so long as no monetary Obligations are outstanding) shall be paid over to Borrower or such other Person(s) as may be legally entitled thereto.  For purposes of determining the Borrowing Base, such amounts will be credited to the Loan Account and the Collateral balances to which they relate upon Lender’s receipt of an advice from Lender’s Bank (set forth in Section 6 of Schedule A) that such items have been credited to Lender’s account at Lender’s Bank (or upon Lender’s deposit thereof at Lender’s Bank in the case of payments received by Lender in kind), in each case subject to final payment and collection.  However, for purposes of computing interest on the Obligations, such items shall be deemed applied by Lender three (3) Business Days after Lender’s receipt of advice of deposit thereof at Lender’s Bank.

4.3           Notification; Verification.  Lender or its designee may, from time to time, whether or not a Default or Event of Default has occurred:  (i) verify directly with the Account Debtors of the Loan Party Obligors (or by any reasonable manner and through any reasonable medium Lender considers advisable in the exercise of its Permitted Discretion) the validity, amount and other matters relating to the Accounts and Chattel Paper of the Loan Party Obligors, by means of mail, telephone or otherwise, either in the name of the applicable Loan Party Obligor or Lender or such other name as Lender may choose and (ii) notify Account Debtors of the Loan Party Obligors that Lender has a security interest in the Accounts of the Loan Party Obligors.  Lender or its designee may, from time to time after the occurrence and during the continuance of an Event of Default: (x) require any Loan Party Obligor to cause all invoices and statements which it sends to Account Debtors or other third parties to be marked, in a manner reasonably satisfactory to Lender, to reflect Lender’s security interest therein and payment instructions acceptable to Lender (y) direct such Account Debtors to make payment thereof directly to Lender; such notification to be sent on the letterhead of such Loan Party Obligor and substantially in the form of Exhibit E annexed hereto; and (z) demand, collect or enforce payment of any Accounts and Chattel Paper (but without any duty to do so).  Each Loan Party Obligor hereby authorizes Account Debtors to make payments directly to Lender and to rely on notice from Lender without further inquiry.  Lender may on behalf of each Loan Party Obligor endorse all items of payment received by Lender that are payable to such Loan Party Obligor for the purposes described above.

4.4           Power of Attorney.

Each Loan Party Obligor hereby grants to Lender an irrevocable power of attorney, coupled with an interest, authorizing and permitting Lender (acting through any of its officers, employees, attorneys or agents), at Lender’s option (and solely with respect to any actions taken by Lender under Section 4.4(a) below, in the exercise of its Permitted Discretion), but without obligation, with or without notice to such Loan Party Obligor, and at such Loan Party Obligor’s expense, to do any or all of the following, in such Loan Party Obligor’s name or otherwise:

(a)           (i) execute on behalf of such Loan Party Obligor any documents that Lender may deem advisable in order to perfect, protect and maintain Lender’s security interests, and priority thereof, in the Collateral (including such financing statements and continuation financing statements, and amendments or other modifications thereto, as Lender shall deem necessary or appropriate); (ii) endorse such Loan Party Obligor’s name on all checks and other forms of remittances received by Lender; (iii) pay any sums required on account of such Loan Party Obligor’s taxes or to secure the release of any Liens therefor; (iv) pay any amounts necessary to obtain, or maintain in effect, any of the insurance described in Section 5.14; (v) receive and otherwise take control in any manner of any cash or non-cash items of payment or Proceeds of Collateral; (vi) receive, open and process all mail addressed to such Loan Party Obligor at any post office box/lockbox maintained by Lender for such Loan Party Obligor or at any other business premises of Lender with Collections to be promptly transferred to the Blocked Account and any mail unrelated to Collections to be promptly remitted to such Loan Party Obligor along with copies of all other mail addressed to such Loan Party Obligor and received by Lender, and (vii) endorse or assign to Lender on such Loan Party Obligor’s behalf any portion of Collateral evidenced by an agreement, Instrument or Document if an endorsement or assignment of any such items is not made by Borrower pursuant to Section 3.2; and

(b)           After the occurrence and during the continuance of an Event of Default and subject to the terms and conditions of Section 7 to this Agreement; (i) execute on behalf of such Loan Party Obligor any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or lease (as lessor or lessee) any real or personal property which is part of the Collateral or in which Lender has an interest; (ii) execute on behalf of such Loan Party Obligor any invoices relating to any Accounts, any draft against any Account Debtor, any proof of claim in bankruptcy, any notice of Lien or claim, and any assignment or satisfaction of mechanic’s, materialman’s or other Lien; (iii) except as otherwise provided in Section 4.3(i) hereof, execute on behalf of such Loan Party Obligor any notice to any Account Debtor; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) grant extensions of time to pay, compromise claims relating to, and settle Accounts, Chattel Paper and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (vi) settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (vii) instruct any third party having custody or control of any Collateral or books or records belonging to, or relating to, such Loan Party Obligor to give Lender the same rights of access and other rights with respect thereto as Lender has under this Agreement or any other Loan Document; (viii) change the address for delivery of such Loan Party Obligor’s mail; (ix) vote any right or interest with respect to any Investment Property; and (x) instruct any Account Debtor to make all payments due to such Loan Party Obligor directly to Lender.

Any and all sums paid, and any and all costs, expenses, liabilities, obligations and reasonable attorneys’ fees incurred, by Lender with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations at such time.  Each Loan Party Obligor agrees that Lender’s rights under the foregoing power of attorney and/or any of Lender’s other rights under this Agreement or the other Loan Documents shall not be construed to indicate that Lender is in control of the business, management or properties of such Loan Party Obligor.

4.5           Disputes.  Each Loan Party Obligor shall promptly notify Lender of all disputes or claims relating to its Accounts and Chattel Paper in excess of $100,000.  Each Loan Party Obligor agrees that it will not, without Lender’s prior written consent (which consent, absent the continuance of an Event of Default, shall not be unreasonably withheld), compromise or settle any of its Accounts or Chattel Paper for less than the full amount thereof, grant any extension of time for payment of any of its Accounts or Chattel Paper, release (in whole or in part) any Account Debtor or other person liable for the payment of any of its Accounts or Chattel Paper or grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of its Accounts or Chattel Paper; except (unless otherwise directed by Lender during the existence of a Default or an Event of Default) such Loan Party Obligor may take any of such actions in the ordinary course of its business consistent with past practices, provided that Borrower promptly reports the same to Lender.

4.6           Inventory.

(a)           Returns.  No Loan Party Obligor will accept returns of any Inventory from any Account Debtor except in the ordinary course of its business.  In the event the value of returned  Inventory in any one calendar month exceeds $250,000 (collectively for all Loan Party Obligors), Borrower will promptly notify Lender (which notice shall specify the value of all such returned Inventory, the reasons for such returns, and the locations and the condition of such returned Inventory).

(b)           Third Party Locations.  Loan Party Obligors shall endeavor to give Lender prior written notice of such Loan Party Obligor’s storage of Inventory or Equipment at any location other than locations set forth on Section 1(d) of the Disclosure Schedule, provided, however in no event shall such Loan Party Obligor provide such written notice later than 15 Business Days after the end of the month in which such Inventory or Equipment was stored at such other location.

(c)           Sale on Return, etc.  No Loan Party Obligor will, without Lender’s prior written consent, at any time, sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis.

(d)           Fair Labor Standards Act.  Each Loan Party Obligor represents and warrants, and covenants that at all times, that all of the Inventory of each Loan Party Obligor has been, at all times will be, produced only in accordance with the Fair Labor Standards Act of 1938 and all rules, regulations and orders promulgated thereunder.

4.7           Access to Collateral, Books and Records.  At reasonable times, Lender and/or its representatives or agents shall have the right to inspect the Collateral, and the right to examine and copy each Loan Party’s books and records.  Each Loan Party Obligor agrees to give Lender access to any or all of such Loan Party Obligor’s, and each of its Subsidiaries’, premises to enable Lender to conduct such inspections and examinations.  Such inspections and examinations shall be at Borrower’s expense and the charge therefor shall be $1,100 per person per day (or such higher amount as shall represent Lender’s then current standard charge), plus out-of-pocket expenses; provided that Borrower shall only be required to reimburse Lender for up to three (3) such inspections and examinations in any Fiscal Year plus any additional inspections and examinations that are conducted during the existence of an Event of Default.  Upon the occurrence and during the continuance of an Event of Default, Lender may, at Borrower’s expense, use each Loan Party’s personnel, computer and other equipment, programs, printed output and computer readable media, supplies and premises for the collection, sale or other disposition of Collateral to the extent Lender, in its sole discretion, deems appropriate.  Each Loan Party Obligor hereby irrevocably authorizes all accountants and other financial professional third parties to disclose and deliver to Lender, at Borrower’s expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Loan Parties.

4.8           Appraisals.  Each Loan Party Obligor will permit Lender and each of its representatives or agents to conduct appraisals and valuations of the Collateral at such times and intervals as Lender may designate and, so long as no Event of Default has occurred and is continuing, at reasonable times and upon reasonable prior notice. Absent the occurrence of an Event of Default, up to three (3) such appraisals and valuations shall be at Borrower’s expense; provided, however, Borrower shall also be obligated to reimburse Lender for the costs of any appraisals or valuations ordered while an Event of Default exists.

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS.

To induce Lender to enter into this Agreement, each Loan Party Obligor represents, warrants and covenants as follows (it being understood and agreed that (a) each such representation and warranty (i) will be made as of the date hereof and be deemed remade as of each date on which any Loan is made or Letter of Credit is issued (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date, in which case such representation or warranty will be made as of such earlier and/or specified date), and (ii) shall not be affected by any knowledge of, or any investigation by, Lender, and (b) each such covenant shall continuously apply with respect to all times commencing on the date hereof and continuing until the Termination Date):

5.1           Existence and Authority.  Each Loan Party is duly organized, incorporated, validly existing and in good standing under the laws of its jurisdiction of organization (which jurisdiction is identified in Section 1(a) of the Disclosure Schedule) and is qualified to do business in each jurisdiction in which the operation of its business requires that it be qualified (which each such jurisdiction is identified in Section 1(a) of the Disclosure Schedule), except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.  Each Loan Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.  Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. The execution, delivery and performance by each Loan Party Obligor of this Agreement and all of the other Loan Documents to which such Loan Party Obligor is a party have been duly and validly authorized, do not violate such Loan Party Obligor’s Organic Documents, or any law or any agreement or instrument or any court order which is binding upon any Loan Party or its property, do not constitute grounds for acceleration of any Indebtedness or obligation under any agreement or instrument which is binding upon any Loan Party or its property, and do not require the consent of any Person.  No Loan Party is required to obtain any government approval, consent, or authorization from any Governmental Authority, or to file any declaration or statement with any Governmental Authority (other than filings with the Securities and Exchange Commission), in connection with or as a condition to the execution, delivery or performance of any of the Loan Documents.  This Agreement and each of the other Loan Documents have been duly executed and delivered by, and are enforceable against each of the Loan Party Obligors who have signed them, in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Section 1(f) of the Disclosure Schedule sets forth the ownership of each Borrower and their respective Subsidiaries.

5.2           Names; Trade Names and Styles.  The name of each Loan Party Obligor set forth on Section 1(b) of the Disclosure Schedule is its correct and complete legal name as of the date hereof, and no Loan Party Obligor has used any other name at any time in the past five years, or at any time will use any other name, in any tax filing made in any jurisdiction.  Listed in Section 1(b) of the Disclosure Schedule are all prior names used by each Loan Party Obligor at any time in the past five years and all of the present and prior trade names used by any Loan Party Obligor at any time in the past five years.  Borrower shall give Lender at least thirty days’ prior written notice (and will deliver an updated Section 1(b) of the Disclosure Schedule to reflect the same) before it or any other Loan Party Obligor changes its legal name or does business under any other name.

5.3           Title to Collateral; Third Party Locations; Permitted Liens.  Each Loan Party Obligor has, and at all times will continue to have, good and marketable title to, or rights in, all of the Collateral.  The Collateral now is, and at all times will remain, free and clear of any and all Liens, except for Permitted Liens.  Lender now has, and will at all times continue to have, a first-priority  perfected and enforceable security interest in all of the Collateral, and each Loan Party Obligor will at all times defend Lender and the Collateral against all claims of others (other than holders of Permitted Liens).  None of the Collateral which is Equipment with a fair market value in excess of $100,000 is, or will at any time, be affixed to any real property in such a manner, or with such intent, as to become a fixture unless any landlord or mortgagee delivers a lien waiver or similar instrument in favor of Lender, and in form and substance reasonably acceptable to Lender.  Except for leases or subleases as to which Borrower has delivered to Lender a landlord’s waiver in form and substance satisfactory to Lender, no Loan Party Obligor is or will be a lessee or sublessee under any real property lease or sublease.  Except for warehouses as to which Borrower has delivered to Lender a warehouseman’s waiver in form and substance satisfactory to Lender, no Loan Party Obligor is or will at any time be a bailor of any Goods at any warehouse or otherwise.  Prior to causing or permitting any Collateral to at any time be located upon premises in which any third party (including any landlord, warehouseman, or otherwise) has an interest, Borrower shall notify Lender and the applicable Loan Party Obligor shall cause each such third party to execute and deliver to Lender, in form and substance reasonably acceptable to Lender, such waivers, collateral access agreements, and subordinations as Lender shall specify, so as to, among other things, ensure that Lender’s rights in the Collateral are, and will at all times continue to be, superior to the rights of any such third party and that Lender has access to such Collateral.  Each applicable Loan Party Obligor will keep at all times in full force and effect, and will comply at all times with all the material terms of, any lease of real property where any of the Collateral now or in the future may be located.

5.4           Accounts and Chattel Paper.  As of each date reported by Borrower, all Accounts which Borrower has then reported to Lender as then being Eligible Accounts comply in all respects with the criteria for eligibility set forth in the definition of Eligible Accounts.  All such Accounts and Chattel Paper are genuine and in all respects what they purport to be, arise out of a completed, bona fide and unconditional and non-contingent sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto, each Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to such Accounts and Chattel Paper were executed, and the transactions giving rise to such Accounts and Chattel Paper comply with all applicable laws and governmental rules and regulations.

5.5           Electronic Chattel Paper.  To the extent that any Loan Party Obligor obtains or maintains any Electronic Chattel Paper, such Loan Party Obligor shall at all times create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided below, unalterable, (ii) the authoritative copy identifies Lender as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by Lender or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Lender, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

5.6           Capitalization; Investment Property.

(a)           No Loan Party, directly or indirectly, owns, or shall at any time own, any Equity Interests of any other Person except as set forth in Sections 1(f) and 1(g) of the Disclosure Schedule, which such Sections of the Disclosure Schedule list all Investment Property owned by each Loan Party Obligor, except in each case for Permitted Investments and except as permitted by Section 5.24(a).

(b)           None of the Pledged Equity has been issued or otherwise transferred in violation of the Securities Act, or other applicable laws of any jurisdiction to which such issuance or transfer may be subject.

(c)           The Pledged Equity pledged by each Loan Party Obligor hereunder constitutes all of the issued and outstanding equity interests of each Issuer owned by such Loan Party Obligor.

(d)           All of the Pledged Equity has been duly and validly issued and is fully paid and non-assessable, and the holders thereof are not entitled to any preemptive, first refusal, or other similar rights.  There are no outstanding options, warrants or similar agreements, documents, or instruments with respect to any of the Pledged Equity.

(e)           Each Loan Party Obligor has caused each Issuer (other than I.D. Systems, Inc.) to amend or to otherwise modify its Organic Documents, books, records, and related agreements, documents, and instruments, as applicable, to reflect the rights and interests of Lender hereunder, and to the extent required to enable and empower Lender to exercise and enforce its rights and remedies hereunder in respect of the Pledged Equity and other Investment Property.

(f)           Each Loan Party Obligor will take any and all actions required or requested by Lender, from time to time, to (i) cause Lender to obtain exclusive control of any Investment Property in a manner acceptable to Lender and (ii) obtain from any Issuers and such other Persons as Lender shall specify, for the benefit of Lender, written confirmation of Lender’s exclusive control over such Investment Property and take such other actions as Lender may request to perfect Lender’s security interest in any Investment Property.  For purposes of this Section 5.6, Lender shall have exclusive control of Investment Property if (A) pursuant to Section 3.2, such Investment Property consists of certificated securities and the applicable Loan Party Obligor delivers such certificated securities to Lender (with all appropriate endorsements); (B) such Investment Property consists of uncertificated securities and either (x) the applicable Loan Party Obligor delivers such uncertificated securities to Lender or (y) the Issuer thereof agrees, pursuant to documentation in form and substance reasonably satisfactory to Lender, that it will comply with instructions originated by Lender without further consent by the applicable Loan Party Obligor, and (C) such Investment Property consists of security entitlements and either (x) Lender becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to documentation in form and substance reasonably satisfactory to Lender, that it will comply with entitlement orders originated by Lender without further consent by the applicable Loan Party Obligor.  Each Loan Party Obligor that is a limited liability company or a partnership hereby represents and warrants that it has not, and at no time will, elect pursuant to the provisions of Section 8-103 of the UCC to provide that its equity interests are securities governed by Article 8 of the UCC.

(g)           No Loan Party owns, or has any present intention of acquiring, any “margin security” or any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System (herein called “margin security” and “margin stock”).  None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a “purpose credit” within the meaning of said Regulations T, U or X, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Exchange Act, or any rules or regulations promulgated under such statutes.

(h)           No Loan Party Obligor shall vote to enable, or take any other action to cause or to permit, any Issuer to issue any equity interests of any nature, or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any equity interests of any nature of any Issuer.

(i)           No Loan Party Obligor shall take, or fail to take, any action that would in any manner impair the value or the enforceability of Lender’s Lien on any of the Investment Property, or any of Lender’s rights or remedies under this Agreement or any other Loan Document with respect to any of the Investment Property.

(j)           In the case of any Loan Party Obligor which is an Issuer, such Issuer agrees that the terms of Section 7.3(g)(iii) of this Agreement shall apply to such Loan Party Obligor with respect to all actions that may be required of it pursuant to such Section 7.3(g)(iii) regarding the Investment Property issued by it.

5.7           Commercial Tort Claims.  No Loan Party Obligor has any Commercial Tort Claims pending other than those listed in Section 2 of the Disclosure Schedule, and each Loan Party Obligor shall promptly (but in any case no later than five Business Days thereafter) notify Lender in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party.  Such notice shall constitute such Loan Party Obligor’s authorization to amend such Section 2 to add such Commercial Tort Claim and shall automatically be deemed to amend such Section 2 to include such Commercial Tort Claim.

5.8           Jurisdiction of Organization; Location of Collateral.  Sections 1(c) and 1(d) of the Disclosure Schedule set forth (i) each place of business of each Loan Party Obligor (including its chief executive office), (ii) all locations where all Inventory, Equipment, and other Collateral owned by each Loan Party Obligor is kept other than Inventory in-transit, and (iii) whether each such Collateral location and/or place of business (including each Loan Party Obligor’s chief executive office) is owned by a Loan Party or leased (and if leased, specifies the complete name and notice address of each lessor).  No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as expressly indicated in Sections 1(c) and 1(d) of the Disclosure Schedule and Equipment or Inventory with a fair market value in excess of $200,000 in the aggregate.  Each Loan Party Obligor will give Lender at least thirty days’ prior written notice before changing its jurisdiction of organization, opening any additional place of business, changing its chief executive office or the location of its books and records, or moving any of the Collateral to a location other than one of the locations set forth in Sections 1(c) and 1(d) of the Disclosure Schedule other than Inventory in-transit, and will execute and deliver all financing statements, landlord waivers, collateral access agreements, mortgages, and all other agreements, instruments and documents which Lender shall reasonably require in connection therewith prior to making such change, all in form and substance satisfactory to Lender.  Without the prior written consent of Lender, no Loan Party Obligor will at any time (x) change its jurisdiction of organization or (y) allow any Collateral to be located outside of the continental United States of America, other than Equipment or Inventory with a fair market value in excess of $200,000 in the aggregate.

5.9           Financial Statements and Reports; Solvency.

(a)           All financial statements delivered to Lender by or on behalf of any Loan Party have been, and at all times will be, prepared in conformity with GAAP (provided, that interim financial statements may lack footnotes and will be subject to audit and year-end adjustments) and completely and fairly reflect in all material respects the financial condition of each Loan Party covered thereby, at the times and for the periods therein stated.

(b)           As of the date hereof (after giving effect to the Loans and Letters of Credit to be made or issued on the date hereof, and the consummation of the transactions contemplated hereby), and as of each other day that any Loan or Letter of Credit is made or issued (after giving effect thereof), (i) the fair saleable value of all of the assets and properties of each Loan Party, individually, exceeds the aggregate liabilities and Indebtedness of each such Loan Party (including contingent liabilities), (ii) each Loan Party, individually, is solvent and able to pay its debts as they come due, (iii) each Loan Party, individually, has sufficient capital to carry on its business as now conducted and as proposed to be conducted, (iv) no Loan Party is contemplating either the liquidation of all or any substantial portion of its assets or property, or the filing of any petition under any state, federal, or other bankruptcy or insolvency law, and (v) no Loan Party has knowledge of any Person contemplating the filing of any such petition against any Loan Party.

5.10           Tax Returns and Payments; Pension Contributions.  Each Loan Party has timely filed all tax returns and reports required by applicable law, has timely paid all applicable Taxes, assessments, deposits and contributions owing by such Loan Party and will timely pay all such items in the future as they became due and payable.  Each Loan Party may, however, defer payment of any contested taxes; provided, that such Loan Party (i) in good faith contests its obligation to pay such Taxes by appropriate proceedings promptly and diligently instituted and conducted; (ii) notifies Lender in writing of the commencement of, and any material development in, the proceedings; (iii) posts bonds or takes any other commercially reasonable steps required to keep the contested taxes from becoming a Lien upon any of the Collateral and (iv) maintains adequate reserves therefor in conformity with GAAP.  No Loan Party is aware of any claims or adjustments proposed for any prior tax years that could result in additional taxes becoming due and payable by any Loan Party.  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws.  Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service.  To the best knowledge of each Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.  There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to result in liabilities individually or in the aggregate in excess of $100,000 on any Loan Party.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in liabilities individually or in the aggregate on any Loan Party in excess of $100,000.  No ERISA Event has occurred, and no Loan Party is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan, in each case that could reasonably be expected to result in liabilities individually or in the aggregate in excess of $100,000. Each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, in each case except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $100,000.  As of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Loan Party knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $100,000.  No Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $100,000.  No Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $100,000.

5.11           Compliance with Laws; Intellectual Property; Licenses.

(a)           No Loan Party nor any of its Subsidiaries is in violation of any applicable laws, rules, regulations, executive orders, or codes (including safety and environmental matters) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)           Each Loan Party has timely filed all tax returns and reports of such Loan Party required to be filed by it, and paid when due all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon such Loan Party and its assets, income, businesses and franchises that are due and payable. None of the Loan Parties are aware of any unpaid tax or assessment or proposed tax or assessment against any Loan Party except taxes owing for current or future periods that are not yet due and payable. Each Loan Party shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments.

(c)           No Loan Party has received written notice of default or violation, nor is any Loan Party in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other Governmental Authority relating to any aspect of any Loan Party’s business, affairs, properties or assets that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No Loan Party has received written notice of or been charged with, or is, to the knowledge of any Loan Party, under investigation with respect to, any violation in any material respect of any provision of any applicable law.  To Borrower’s knowledge, no Loan Party or any real property owned, leased or used in the operation of the business is subject to any federal, state or local investigation to determine whether any remedial action is needed to address any hazardous materials or an environmental release (as that term is defined under environmental and health and safety laws) at, on, or under any real property currently leased, owned or used by a Loan party nor is a Loan Party liable for any environmental release identified or under investigation at, on or under any real property previously owned, leased or used by a Loan Party.  To Borrower’s knowledge, no Loan Party has any contingent liability with respect to any environmental release, environmental pollution or hazardous material on any real property now or previously owned, leased or operated by it.

(d)           No Loan Party Obligor owns any Intellectual Property, except as set forth in Section 4 of the Disclosure Schedule.  Except as set forth in Section 4 of the Disclosure Schedule, none of the Intellectual Property owned by any Loan Party Obligor is the subject of any licensing or franchise agreement pursuant to which such Loan Party Obligor is the licensor or franchisor.  Each Loan Party Obligor shall promptly (but in any event within thirty (30) days thereafter) notify Lender in writing of any additional Intellectual Property rights acquired or arising after the Closing Date and shall submit to Lender a supplement to Section 4 of the Disclosure Schedule to reflect such additional rights (provided that such Loan Party Obligor’s failure to do so shall not impair Lender’s security interest therein).  Each Loan Party Obligor shall execute a separate security agreement granting Lender a security interest in such Intellectual Property (whether owned on the Closing Date or thereafter), in form and substance reasonably acceptable to Lender and suitable for registering such security interest in such Intellectual Property with the United States Patent and Trademark Office and/or United States Copyright Office, as applicable (provided that such Loan Party Obligor’s failure to do so shall not impair Lender’s security interest therein).  Each Loan Party owns or has, and will at all times continue to own or have, the valid right to use all material patents, trademarks, copyrights, software, computer programs, equipment designs, network designs, equipment configurations, technology and other Intellectual Property used, marketed and sold in such Loan Party’s business, and each Loan Party is in compliance, and will continue at all times to comply, in all material respects with all licenses, user agreements and other such agreements regarding the use of Intellectual Property.  No Loan Party has any knowledge that, or has received any notice claiming that, any of such Intellectual Property infringes upon or violates the rights of any other Person.

(e)           Each Loan Party has and will continue at all times to have, all federal, state, local and other licenses and permits required to be maintained in connection with such Loan Party’s business operations, and its ownership, use and operation of any real property, and all such licenses and permits, necessary for the operation of the business are valid and will remain and in full force and effect.  Each Loan Party has, and will continue at all times to have, complied with the requirements of such licenses and permits in all material respects, and has received no written notice of any pending or threatened proceedings for the suspension, termination, revocation or limitation thereof.  No Loan Party is aware of any facts or conditions that could reasonably be expected to cause or permit any of such licenses or permits to be voided, revoked or withdrawn.

(f)           In addition to and without limiting the generality of clause (a) above, (i) comply in all material respects with applicable provisions of ERISA and the IRC with respect to all Plans, (ii) without the prior written consent of Lender, not take any action or fail to take action the result of which could result in a Loan Party or ERISA Affiliate incurring a material liability to the PBGC or to a Multiemployer Plan (other than  to pay contributions or premiums payable in the ordinary course), (iii) allow any facts or circumstances to exist with respect to one or more Plans that, in the aggregate, reasonably could be expected to result in a Material Adverse Effect, (iv) not participate in any prohibited transaction that could result in other than a de minimis civil penalty  excise tax, fiduciary liability or correction obligation under ERISA or the IRC, (v) operate each Plan in such a manner that will not incur any material tax liability under the IRC (including Section 4980B of the IRC), and (vi) furnish to Lender upon Lender’s written request such additional information about any Plan for which any Loan Party or ERISA Affiliate could reasonably expect to incur any material liability.  With respect to each Pension Plan (other than a Multiemployer Plan) except as could not reasonably be expected to result in liability to the Loan Parties, the Loan Parties and the ERISA Affiliates shall (y) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any Lien, all of the contribution and funding requirements of the IRC and of ERISA, and (z) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to ERISA.

5.12           Litigation.  Section 1(e) of the Disclosure Schedule discloses all claims, proceedings, litigation or investigations pending or (to the best of each Loan Party Obligor’s knowledge) threatened against any Loan Party as of the Closing Date.  There is no claim, suit, litigation, proceeding or investigation pending or (to the best of each Loan Party Obligor’s knowledge) threatened by or against or affecting any Loan Party in any court or before any Governmental Authority (or any basis therefor known to any Loan Party Obligor) which may result, either separately or in the aggregate, in liability in excess of $100,000 for the Loan Parties, in any Material Adverse Effect, or in any material impairment in the ability of any Loan Party to carry on its business in substantially the same manner as it is now being conducted.

5.13           Use of Proceeds.  All proceeds of all Loans and Letters of Credit shall be used by Borrower solely (i) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, (ii) for Borrower’s working capital purposes and (iii) for such other purposes as specifically permitted pursuant to the terms of this Agreement.  All proceeds of all Loans and Letters of Credit will be used solely for lawful business purposes.

5.14           Insurance.

(a)           Each Loan Party will at all times carry property, liability and other insurance, with insurers acceptable to Lender, in such form and amounts, and with such deductibles and other provisions, as Lender shall require in the exercise of its Permitted Discretion, and Borrower will provide Lender with evidence satisfactory to Lender in its Permitted Discretion that such insurance is, at all times, in full force and effect.  Lender acknowledges that insurance companies rated “A” (without giving effect to pluses, minuses or number suffixes) or better, with a minimum size rating of “IX” by Best’s Insurance Guide and Key Ratings (or an equivalent rating by another nationally recognized insurance rating agency of similar standing or if Best’s Insurance Guide and Key Ratings shall no longer be published) shall be acceptable for purposes of this Section 5.14. A true and complete listing of such insurance as of the Closing Date, including issuers, coverages and deductibles, is set forth in Section 5 of the Disclosure Schedule.  Each property insurance policy shall name Lender as loss payee and shall contain a lender’s loss payable endorsement in form acceptable to Lender, each liability insurance policy shall name Lender as an additional insured, and each business interruption insurance policy shall be collaterally assigned to Lender, all in form and substance reasonably satisfactory to Lender.  All policies of insurance shall provide that they may not be cancelled or changed without at least thirty days’ prior written notice to Lender, and shall otherwise be in form and substance reasonably satisfactory to Lender.  Borrower shall advise Lender promptly of any policy cancellation, non-renewal, reduction, or material amendment with respect to any insurance policies maintained by any Loan Party or any receipt by any Loan Party of any notice from any insurance carrier regarding any intended or threatened cancellation, non-renewal, reduction or material amendment of any of such policies, and Borrower shall promptly deliver to Lender copies of all notices and related documentation received by any Loan Party in connection with the same.

(b)           Borrower shall deliver to Lender no later than fifteen (15) days prior to the expiration of any then current insurance policies, insurance certificates evidencing renewal of all such insurance policies required by this Section 5.14.  Borrower shall deliver to Lender, upon Lender’s request, certificates evidencing such insurance coverage.  If any Loan Party fails to provide Lender with a certificate of insurance or other evidence of the continuing insurance coverage required by this Agreement within the time period set forth in the first sentence of this Section 5.14(b), Lender may purchase insurance required by this Agreement at Borrower’s expense.  This insurance may, but need not, protect any Loan Party’s interests.

5.15           Financial, Collateral and Other Reporting / Notices.  Each Loan Party has kept and will at all times keep adequate records and books of account with respect to its business activities and the Collateral in which proper entries are made to enable financial statements to be prepared in accordance with GAAP.  Each Loan Party Obligor will cause to be prepared and furnished to Lender, in each case in a form and in such detail as is reasonably acceptable to Lender the following items (the items to be provided under this Section 5.15 shall be delivered to Lender by posting on Passport 6.0 (or, if requested by Lender, by another form of Approved Electronic Communication or in writing)).

(a)           Annual Financial Statements.  Not later than one hundred five (105) days after the close of each Fiscal Year, audited financial statements of I.D. Systems, Inc. and its Subsidiaries as of the end of such Fiscal Year, including balance sheet, income statement, and statement of cash flow for such Fiscal Year, in each case on a consolidated and consolidating basis, audited and accompanied by a report and opinion of EisnerAmper LLP or another firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender, together with a copy of any management letter issued in connection therewith.  Concurrently with the delivery of such financial statements, Borrower shall deliver to Lender a Compliance Certificate, indicating whether (i) Borrower is in compliance with each of the covenants specified in Section 5.25, and setting forth a detailed calculation of such covenants, and (ii) any Default or Event of Default is then in existence;

(b)           Interim Financial Statements.  Not later than thirty-five (35) days after the end of each month hereafter, including the last month of each Fiscal Year, unaudited interim financial statements of I.D. Systems, Inc. and each of its Subsidiaries as of the end of such month and of the portion of such Fiscal Year then elapsed, including balance sheet, income statement, statement of cash flow, and results of their respective operations during such month and the then-elapsed portion of the Fiscal Year, together with comparative figures for the same periods in the immediately preceding Fiscal Year and the corresponding figures from the budget for the Fiscal Year covered by such financial statements, in each case on a consolidated and consolidating basis, certified by an Authorized Officer of Borrower as prepared in accordance with GAAP and fairly presenting in all material respects the consolidated financial position and results of operations (including a monthly report containing reasonably detailed business highlights) of Borrower and each of its Subsidiaries for such month and period subject only to changes from ordinary course year-end audit adjustments and except that such statements need not contain footnotes.  Concurrently with the delivery of such financial statements, Borrower shall deliver to Lender a Compliance Certificate, indicating whether (i) Borrower is in compliance with each of the covenants specified in Section 5.25, and setting forth a detailed calculation of such covenants, and (ii) any Default or Event of Default is then in existence;

(c)           Borrowing Base / Collateral Reports / Insurance Certificates / Disclosure Schedules / Other Items. The items described on Schedule D hereto by the respective dates set forth therein.

(d)           Projections, Etc.  Not later than thirty (30) days prior to the end of each Fiscal Year, monthly business projections for the following Fiscal Year for the Loan Parties on a consolidated and consolidating basis, which projections shall include for each such period Borrowing Base projections, profit and loss projections, balance sheet projections, income statement projections and cash flow projections;

(e)           Shareholder Reports, Etc.  To the extent the following are not publicly available on the website of I.D. Systems, Inc. or on the website of the Securities and Exchange Commission, promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which each Loan Party has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which any Loan Party files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or any national securities exchange;

(f)           ERISA Reports.  Copies of any annual report to be filed pursuant to the requirements of ERISA in connection with each plan subject thereto promptly upon request by Lender and in addition, each Loan Party shall promptly notify Lender upon having knowledge of any ERISA Event; and

(g)           Tax Returns.  Upon request from Lender, each federal and state income tax return filed by any Loan Party or Other Obligor promptly, together with such supporting documentation as is supplied to the applicable tax authority with such return and proof of payment of any amounts owing with respect to such return.

(h)           Notification of Certain Changes.  Borrower will promptly (and in no case later than the earlier of (i) three (3) Business Days after a Senior Officer knows, or should have known, of the occurrence of any of the following and (ii) such other date that such information is required to be delivered pursuant to this Agreement or any other Loan Document) notify Lender in writing of: (i) the occurrence of any Default or Event of Default, (ii) the occurrence of any event that has had, or may reasonably be expected to have, a Material Adverse Effect, (iii) any change in any Loan Party’s Senior Officers or directors, (iv) any material investigation, action, suit, proceeding or claim (or any material development with respect to any existing investigation, action, suit, proceeding or claim) relating to any Loan Party, any Senior Officer or director of a Loan Party, the Collateral or which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (v) any violation or asserted violation of any applicable law (including OSHA or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect or otherwise result in material liability to any Loan Party Obligor, (vi) any event or the existence of any circumstance that has resulted in, or could reasonably be expected to result in, any material adverse change in the business or financial affairs of any Loan Party, any Default, or any Event of Default, or which would make any representation or warranty previously made by any Loan Party to Lender untrue in any material respect or constitute a material breach if such representation or warranty was then being made, (vii) any actual or alleged breaches of any Material Contract or early termination or threat in writing to terminate any Material Contract or any material amendment to or modification of a Material Contract, or the execution of any new Material Contract by any Loan Party, and (viii) any change in any Loan Party’s certified accountant.  In the event of each such notice under this Section 5.15(h), Borrower shall give notice to Lender of the action or actions that each Loan Party has taken, is taking, or proposes to take with respect to the event or events giving rise to such notice obligation.

(i)           Other Information.  Promptly upon request, such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or each Loan Party’s and each Other Obligor’s business or financial condition or results of operations.

5.16           Litigation Cooperation.  Should any third-party suit, regulatory action, or any other judicial, administrative, or similar proceeding be instituted by or against Lender with respect to any Collateral or in any manner relating to any Loan Party, this Agreement, any other Loan Document or the transactions contemplated hereby, each Loan Party Obligor shall, without expense to Lender, make available each Loan Party, such Loan Party’s officers, employees and agents, and any Loan Party’s books and records, without charge, to the extent that Lender may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

5.17           Maintenance of Collateral, Etc.  Each Loan Party Obligor will maintain all of the Collateral in good working condition, ordinary wear and tear excepted, and no Loan Party Obligor will use the Collateral for any unlawful purpose.

5.18           Material Contracts.  Except as expressly disclosed in Section 1(h) of the Disclosure Schedule, no Loan Party is (a) a party to any contract which has had or could reasonably be expected to have a Material Adverse Effect or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (x) any contract to which it is a party or by which any of its assets or properties is bound, which default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in liabilities in excess of $250,000 or (y) any Material Contract.  Except for the contracts and other agreements listed in Section 1(h) of the Disclosure Schedule, no Loan Party is party, as of the Closing Date, to any (i) employment agreements covering the management of any Loan Party, (ii) collective bargaining agreements or other labor agreements covering any employees of any Loan Party, (iii) agreements for managerial, consulting or similar services to which any Loan Party is a party or by which it is bound, (iv) agreements regarding any Loan Party, its assets or operations or any investment therein to which any of its equity holders is a party, (v) patent licenses, trademark licenses, copyright licenses or other lease or license agreements to which any Loan Party is a party, either as lessor or lessee, or as licensor or licensee, (vi) distribution, marketing or supply agreements to which any Loan Party is a party, (vii) customer agreements to which any Loan Party is a party (in each case with respect to any contract of the type described in the preceding clauses (i), (iii), (iv), (v), (vi) and (vii) requiring payments of more than $250,000 in the aggregate in any Fiscal Year), (viii) partnership agreements to which any Loan Party is a partner, limited liability company agreements to which any Loan Party is a member or manager, or joint venture agreements to which any Loan Party is a party, (ix) real estate leases, or (x) any other contract to which any Loan Party is a party, in each case with respect to this clause (x) the breach, nonperformance or cancellation of which, could reasonably be expected to have a Material Adverse Effect; (each such contract and agreement, described in the preceding clauses (i) to (x), a “Material Contract”).

5.19           No Default.  No Default or Event of Default has occurred and is continuing.

5.20           No Material Adverse Change.  Since September 30, 2015 there has been no material adverse change in the financial condition, business, operations, or properties of any Loan Party or any Other Obligor.

5.21           Full Disclosure.  No written report, notice, certificate, information or other statement  delivered or made (including, in electronic form) by or on behalf of any Loan Party, any Other Obligor or any of their respective Affiliates to Lender in connection with this Agreement or any other Loan Document contains or will at any time contain any untrue statement of a material fact, or omits or will at any time omit to state any material fact necessary to make any statements contained herein or therein not misleading.  Except for matters of a general economic or political nature which do not affect any Loan Party or any Other Obligor uniquely, there is no fact presently known to any Loan Party Obligor which has not been disclosed to Lender, which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.22           Sensitive Payments.  No Loan Party (a) has  made or will at any time make any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the applicable laws of the United States or the jurisdiction in which made or any other applicable jurisdiction, (b) has established or maintained or will at any time establish or maintain any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) has made or will at any time make any payments to any Person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment, or (d) has engaged in or will at any time engage in any “trading with the enemy” or other transactions violating any rules or regulations of the Office of Foreign Assets Control or any similar applicable laws, rules or regulations.

5.23           RESERVED.

5.24           Negative Covenants.  No Loan Party Obligor shall, and no Loan Party Obligor shall permit any other Loan Party to, without Lender’s prior written consent:

(a)           merge or consolidate with another Person, except for (i) any merger between Loan Parties, provided, that Borrower must be the surviving entity of any such merger to which it is a party and (ii) any merger between a Loan Party and a Subsidiary of such Loan Party that is not a Loan Party so long as such Loan Party is the surviving entity of any such merger;

(b)           form any new Subsidiary or acquire any interest in any Person;

(c)           acquire any assets except in the ordinary course of business and as otherwise expressly permitted by this Agreement;

(d)           enter into any transaction outside the ordinary course of business that is not expressly permitted by this Agreement;

(e)           sell, transfer, return, or dispose of any Collateral or other assets, except for Permitted Dispositions;

(f)            make any loans to, or investments in, any Affiliate or other Person in the form of money or other assets other than Permitted Investments;

(g)           incur any Indebtedness other than the Obligations and Permitted Indebtedness;

(h)           create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever, other than in favor of Lender to secure the Obligations, on any of the Collateral whether now or hereafter owned, other than Permitted Liens;

(i)            guaranty or otherwise become liable with respect to the obligations of any Person other than (i) the Obligations and (ii) guarantees in respect of Permitted Indebtedness;

(j)            pay or declare any dividends or other distributions on any Loan Party’s stock or other equity interest (except for dividends payable solely in capital stock or other equity interests of such Loan Party and dividends and distributions to Borrower);

(k)           redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Loan Party’s capital stock or other equity interests;

(l)            make any change in any Loan Party’s capital structure;

(m)          dissolve or elect to dissolve;

(n)           engage, directly or indirectly, in a business other than the business which is being conducted on the date hereof or any business reasonably related, incidental or ancillary thereto, wind up its business operations or cease substantially all, or any material portion, of its normal business operations, or suffer any material disruption, interruption or discontinuance of a material portion of its normal business operations;

(o)           pay any principal or other amount on any Indebtedness that is contractually subordinated to Lender in violation of the applicable subordination or intercreditor agreement or optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party or its Subsidiaries, other than the Obligations in accordance with this Agreement;

(p)           enter into any transaction with an Affiliate other than (i) on arms-length terms disclosed to Lender in writing, (ii) payment of reasonable compensation and employee benefits to officers and employees for services actually rendered, and (iii) payment of customary and reasonable directors’ fees and indemnities;

(q)           change its jurisdiction of organization or enter into any transaction which has the effect of changing its jurisdiction of organization except as provided for in Section 5.8;

(r)           agree, consent, permit or otherwise undertake to amend or otherwise modify any of the terms or provisions of any Loan Party’s Organic Documents, except for such amendments or other modifications required by applicable law or amendments or modifications which, either individually or in the aggregate, could not reasonably be expected to be materially adverse to the interests of Lender, and then, only to the extent such amendments or other modifications are fully disclosed in writing to Lender no less than five (5) Business Days prior to being effectuated;

(s)           enter into or assume any agreement prohibiting the creation or assumption of any Lien on the Collateral to secure the Obligations upon its properties or assets, whether now owned or hereafter acquired; or

(t)           create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than as created by or contained in any Loan Documents) of any kind on the ability of any such Person to pay or make any dividends or distributions to Borrower, to pay any of the Obligations, to make loans or advances or to transfer any of its property or assets to Borrower, except (i) customary terms and conditions in respect of any Permitted Indebtedness or Permitted Liens and (ii) customary provisions in leases, licenses and other contracts restricting assignment thereof.

5.25           Financial Covenants.  Each Loan Party Obligor shall at all times comply with the Financial Covenants described on Schedule E.

5.26           Employee and Labor Matters.  There is (i) no unfair labor practice complaint pending or, to the knowledge of any Borrower, threatened against any Loan Party Obligor or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party Obligor or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party Obligor or its Subsidiaries that could reasonably be expected to result in a material liability, or (iii) to the knowledge of any Borrower, after due inquiry, no union representation question existing with respect to the employees of any Loan Party Obligor or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Loan Party Obligor or its Subsidiaries.  None of any Loan Party Obligor or its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied.  The hours worked and payments made to employees of each Loan Party and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements.  All material payments due from any Loan Party or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Borrowers, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a material liability.

5.27           Eligible Leases.

(a)           Each Eligible Lease (i) is hereby duly collaterally assigned by Borrower to Lender and, together with the Inventory and Equipment leased thereunder, subject to the first priority, valid and perfected security interest of Lender and such assignment does not conflict with or constitute a breach of any agreement of Borrower with any other Person; (ii) is valid, binding and enforceable upon Borrower and the applicable Lessee in accordance with its terms and represents valid obligations thereunder of such Lessee; (iii) is in full force and effect and, together with the Inventory or Equipment leased thereunder, is owned by Borrower free and clear of any liens or security interests except in favor of Lender; (iv) at the time of the assignment to Lender, is not in default by Borrower; (v) has been executed by the applicable Lessee, which execution has been confirmed by Borrower and the Lease Receivables owed thereunder is unconditionally owed by the Lessee thereunder to Borrower.

(b)           The only original executed copy of each Eligible Lease shall at all times be in the possession of the Lender.

(c)           Borrower shall notify Lender promptly of any event or circumstance which, to Borrower’s knowledge, would adversely affect in any material respect the collectability or value of any material portion of any Eligible Lease.  Borrower shall not materially reduce or waive the monthly payment due on any Eligible Lease, without Lender’s prior written consent.  So long as no Default exists or has occurred and is continuing, Borrower may settle, adjust or compromise any claim, offset, counterclaim or dispute with any Lessee.  At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with any Lessee or grant any credits, discounts or allowances.

(d)           With respect to each Eligible Lease: (i) no payments shall be made thereon except payments immediately delivered to a Blocked Account; (ii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Lessee except in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of the Borrower’s business in accordance with practices and policies previously disclosed to Lender; and (iii) none of the transactions under any Eligible Lease will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

(e)           Lender shall have the right at any time or times, in Lender’s name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to the Eligible Leases by mail, telephone, facsimile transmission or otherwise in accordance with Lender’s customary practices.

(f)           Borrower shall deliver to the Lender, without endorsement and assignment language thereon, the original signed copies of the Eligible Leases, except as Lender may otherwise agree in writing.

(g)           With respect to the Eligible Leases, Borrower shall affix a stamp on the face of each original Eligible Lease, and on all carbon copies or photocopies thereof, that such Eligible Lease is subject to the security interest and lien of Lender.

(h)           Lender may, at any time or times that an Event of Default exists or has occurred and is continuing:  (i) notify a Lessee that the applicable Eligible Lease has been assigned to Lender and that Lender has a security interest therein and Lender may direct such Lessee to make payments thereunder directly to Lender; (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all lease payments thereunder and thereby discharge or release Lessee or any other party or parties in any way liable for payment thereof without affecting any of the Obligations; (iii) demand, collect or enforce payment of any Eligible Lease Receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto; and (iv) take whatever other action Lender  may deem necessary or desirable for the protection of its interests.

6.	LIMITATION OF LIABILITY AND INDEMNITY.

6.1           [Reserved].

6.2           Limitation of Liability.   In no circumstance will any of the Released Parties be liable for lost profits or other special, punitive, or consequential damages.  Notwithstanding any provision in this Agreement to the contrary, this Section 6.2 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

6.3           Indemnity/Currency Indemnity.

(a)           Each Loan Party Obligor hereby agrees to indemnify the Released Parties and hold them harmless from and against any and all claims, debts, liabilities, losses, demands, obligations, actions, causes of action, fines, penalties, costs and expenses (including reasonable attorneys’ fees and consultants’ fees), of every nature, character and description (including, without limitation, natural resources damages, property damage and claims for personal injury), which the Released Parties may sustain or incur based upon or arising out of any of the transactions contemplated by this Agreement or any other Loan Documents or any of the Obligations, including any transactions or occurrences relating to the issuance of any Letter of Credit, any Collateral relating thereto, any drafts thereunder and any errors or omissions relating thereto (including any loss or claim due to any action or inaction taken by the issuer of any Letter of Credit or Lender) (and for this purpose any charges to Lender by any issuer of Letters of Credit shall be conclusive as to their appropriateness and may be charged to the Loan Account), or any other matter, including any breach of any covenant or representation or warranty relating to any environmental and health and safety laws or an environmental release, cause or thing whatsoever occurred, done, omitted or suffered to be done by Lender relating to any Loan Party or the Obligations (except any such amounts sustained or incurred solely as the result of the gross negligence or willful misconduct of such Released Parties, as finally determined by a court of competent jurisdiction).  Notwithstanding any provision in this Agreement to the contrary, this Section 6.3 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations.

(b)           If, for the purposes of obtaining or enforcing judgment in any court in any jurisdiction with respect to this Agreement or any Loan Document, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any Loan Document in any currency other than the Judgment Currency (the “Currency Due”) (or for the purposes of Section 1.7(c)), then, to the extent permitted by law, conversion shall be made at the exchange rate reasonably selected by Lender on the Business Day before the day on which judgment is given (or for the purposes of Section 1.7(c), on the Business Day on which the payment was received by the Lender).  In the event that there is a change in such exchange rate between the Business Day before the day on which the judgment is given and the date of receipt by the Lender of the amount due, each Loan Party Obligor shall to the extent permitted by law, on the date of receipt by Lender, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any as may be necessary to ensure that the amount received by Lender on such date is the amount in the Judgment Currency which (when converted at such exchange rate on the date of receipt by Lender in accordance with normal banking procedures in the relevant jurisdiction) is the amount then due under this Agreement or such Loan Document in the Currency Due.  If the amount of the Currency Due (including any Currency Due for purposes of Section 1.7(c)) which the Lender is so able to purchase is less than the amount of the Currency Due (including any Currency Due for purposes of Section 1.7(c)) originally due to it, each Loan Party Obligor shall to the extent permitted by law jointly and severally indemnify and save Lender harmless from and against loss or damage arising as a result of such deficiency.

7.	EVENTS OF DEFAULT AND REMEDIES.

7.1           Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default”:

(a)           if any warranty, representation, statement, report or certificate made or delivered to Lender by or on behalf of any Loan Party or any Other Obligor herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document is untrue or misleading in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

(b)           if any Loan Party Obligor or any Other Obligor fails to pay to Lender, (i) when due, any principal or interest payment required under this Agreement or any other Loan Document, or (ii) within five (5) Business Days when due, any other monetary Obligation;

(c)           (1)           if any Loan Party or any Other Obligor defaults in the due observance or performance of any covenant, condition or agreement contained in Section 3.2, 4.1, 4.6, 4.7, 4.8, 4.9, 5.2 (limited to the last sentence of Section 5.2), 5.3, 5.13, 5.14, 5.15, 5.17, 5.24, 5.25 or 5.26 of this Agreement or in any provisions of the Post-Closing Agreement; or

(2)           if any Loan Party or any Other Obligor defaults in the due observance or performance of any covenant, condition or agreement contained in any provision of this Agreement or any other Loan Document and not addressed in clauses Sections 7.1(a), (b) or (c)(1), and the continuance of such default unremedied for a period of fifteen (15) Business Days; provided that such fifteen (15) Business Day grace period shall not be available for any default that is not reasonably capable of being cured within such period or for any intentional default;

(d)           if one or more judgments aggregating in excess of $100,000 is obtained against any Loan Party or any Other Obligor which remains unstayed for more than thirty (30) days or is enforced;

(e)           any default with respect to any Indebtedness (other than the Obligations) of any Loan Party or any Other Obligor in excess of $100,000 if (i) such default shall consist of the failure to pay such Indebtedness when due (and after the expiration of any applicable cure period), whether by acceleration or otherwise, or (ii) the effect of such default is to permit the holder (and after the expiration of any applicable cure period), with or without notice or lapse of time or both, to accelerate the maturity of any such Indebtedness or to cause such Indebtedness to become due prior to the stated maturity thereof (without regard to the existence of any subordination or intercreditor agreements);

(f)           the dissolution, death, termination of existence, insolvency or business failure or suspension or cessation of business as usual of any Loan Party or any Other Obligor (or of any general partner of any Loan Party or any Other Obligor if it is a partnership);

(g)           if any Loan Party or any Other Obligor shall apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, admit in writing its inability to pay its debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt or insolvent or be the subject of an order for relief under the Bankruptcy Code or under any bankruptcy or insolvency law of a foreign jurisdiction, or file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

(h)           the commencement of an involuntary case or other proceeding against any Loan Party or any Other Obligor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and the same is not dismissed within sixty (60) days, or if an order for relief is entered against any Loan Party or any Other Obligor under any bankruptcy insolvency or other similar applicable law as now or hereafter in effect;

(i)           the actual or attempted revocation or termination of, or limitation or denial of liability under, in each case by any Loan Party or Other Obligor, any guaranty of any of the Obligations, or any security document securing any of the Obligations, by any Loan Party or Other Obligor other than denial of liability due to payment in full of all of the Obligations and cash collateralization of the Letters of Credit;

(j)           if any Loan Party or Other Obligor makes any payment on account of any Indebtedness or obligation which has been contractually subordinated to the Obligations other than payments which are not prohibited by the applicable subordination provisions pertaining thereto, or if any Person who has subordinated such Indebtedness or obligations attempts to limit or terminate any applicable subordination provisions pertaining thereto;

(k)           if there is any actual indictment or conviction of Borrower, any Guarantor or any of their respective Senior Officers under any criminal statute in each case related to a felony committed in the direct conduct of Borrower’s, or such Guarantor’s business, as applicable;

(l)           (i)  any Person or two or more Persons acting in concert, shall have acquired beneficial ownership, directly or indirectly, of the equity interests I.D. Systems (or other securities convertible into such equity interests) representing 40% or more of the combined voting power of all equity interests of I.D. Systems entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of I.D. Systems; (ii)  any Person or two or more Persons acting in concert, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of I.D. Systems or control over the equity interests of such Person entitled to vote for members of the board of directors of I.D. Systems on a fully-diluted basis (and taking into account all such equity interests that such Person or group has the right to acquire pursuant to any option right) representing 40% or more of the combined voting power of such equity interests; (iii)  during any period of 24 consecutive months commencing on or after the Closing Date, the occurrence of a change in the composition of the board of directors of I.D. Systems such that a majority of the members of such board of directors are not Continuing Directors, (iii) I.D. Systems shall cease to directly own and control 100% of each class of the outstanding equity interests of Asset Intelligence, LLC, or (iv) Borrowers shall cease to, directly or indirectly, own and control 100% of each class of the outstanding equity interests of each other Loan Party;

(m)           [reserved];

(n)           the occurrence of a Material Adverse Effect;

(o)           if any Lien purported to be created by any Loan Document shall cease to be a valid perfected first priority Lien (subject only to any priority accorded by law to Permitted Liens) on any material portion of the Collateral, or any Loan Party or any Other Obligor shall assert in writing that any Lien purported to be created by any Loan Document is not a valid perfected first priority lien (subject only to any priority accorded by law to Permitted Liens) on the assets or properties purported to be covered thereby;

(p)           if any of the Loan Documents or Lien thereunder shall cease to be in full force and effect (other than as a result of the discharge thereof in accordance with the terms thereof or by written agreement of all parties thereto);

(q)           [reserved];

(r)           if (A) the outstanding balance of all Revolving Loans and the Letter of Credit Balance exceeds, at any time, the lesser of (x) the Maximum Revolving Facility Amount and (y) the Borrowing Base, or (B) any of the Loan Limits for Revolving Loans are, at any time, exceeded; or

(s)           (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000, (ii) the existence of any Lien under Section 430(k) or Section 6321 of the Code or Section 303(k) or Section 4068 of ERISA on any assets of a Loan Party, or (iii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000; or

(t)           If any Loan Party is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business.

7.2           Remedies with Respect to Lending Commitments/Acceleration/Etc.  Upon the occurrence and during the continuance of an Event of Default Lender may, in Lender’s sole discretion (i)terminate all or any portion of its commitment to lend to or extend credit to Borrower under this Agreement and/or any other Loan Document, without prior notice to any Loan Party (and Lender agrees to provide Borrower prompt written notice of such termination), and/or (ii) demand payment in full of all or any portion of the Obligations (whether or not payable on demand prior to such Event of Default) and cash collateralize the Letters of Credit up to 105% of the Letter of Credit Balance, together the Early Termination Premium in the amount specified in the Fee Letter, and/or (iii) take any and all other and further actions and avail itself of any and all rights and remedies available to Lender under this Agreement, any other Loan Document, under law and/or in equity. Notwithstanding the foregoing sentence, upon the occurrence of any Event of Default described in Section 7.1(g) or Section 7.1(h), without notice, demand or other action by Lender all of the Obligations (including without limitation the Early Termination Premium in the amount specified in the Fee Letter) shall immediately become due and payable whether or not payable on demand prior to such Event of Default.

7.3           Remedies with Respect to Collateral.  Without limiting any rights or remedies Lender may have pursuant to this Agreement, the other Loan Documents, under applicable law or otherwise, upon the occurrence and during the continuance of an Event of Default:

(a)           Any and All Remedies.  Lender may take any and all actions and avail itself of any and all rights and remedies available to Lender under this Agreement, any other Loan Document, under law or in equity, and the rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law or otherwise.

(b)           Collections; Modifications of Terms.  Lender may but shall be under no obligation to (i) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to Lender; (ii) demand, sue for, collect and give receipts for and take all necessary or desirable steps to collect any Collateral or Proceeds in its or any Loan Party Obligor’s name, and apply any such collections against the Obligations as Lender may elect; (iii) take control of any Collateral and any cash and non-cash Proceeds of any Collateral; (iv) enforce, compromise, extend, renew settle or discharge any rights or benefits of each Loan Party Obligor with respect to or in and to any Collateral, or deal with the Collateral as Lender may deem advisable; and (v) make any compromises, exchanges, substitutions or surrenders of Collateral Lender deems necessary or proper in its reasonable discretion, including extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to, consent of, or any other action of any Loan Party and without otherwise discharging or affecting the Obligations, the Collateral or the security interests granted to Lender under this Agreement or any other Loan Document.

(c)           Insurance.  Lender may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and each Loan Party Obligor’s name any checks or drafts constituting Proceeds of insurance. Any Proceeds of insurance received by Lender may be applied by Lender against payment of all or any portion of the Obligations as Lender may elect in its reasonable discretion.

(d)           Possession and Assembly of Collateral.  Lender may take possession of the Collateral and/or without removal render each Loan Party Obligor’s Equipment unusable. Upon Lender’s request, each Loan Party Obligor shall assemble the Collateral and make it available to Lender at a place or places to be designated by Lender.

(e)           Set-off.  Lender may and without any notice to, consent of or any other action by any Loan Party (such notice, consent or other action being expressly waived), set-off or apply (i) any and all deposits (general or special, time or demand, provisional or final) at any time held by or for the account of Lender or any Affiliate of Lender, and/or (ii) any Indebtedness at any time owing by Lender or any Affiliate of Lender or any Participant in the Loans to or for the credit or the account of any Loan Party Obligor, to the repayment of the Obligations irrespective of whether any demand for payment of the Obligations has been made.

(f)           Disposition of Collateral.

(i)           Sale, Lease, etc. of Collateral.  Lender may, without demand, advertising or notice, all of which each Loan Party Obligor hereby waives (except as the same may be required by the UCC or other applicable law and is not waivable under the UCC or such other applicable law), at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such prices and upon such terms as determined by Lender (provided such price and terms are commercially reasonable within the meaning of the UCC to the extent such sale or other disposition is subject to the UCC requirements that such sale or other disposition must be commercially reasonable) (A) sell, lease, license or otherwise dispose of any and all Collateral, and/or (B) deliver and grant options to a third party to purchase, lease, license or otherwise dispose of any and all Collateral. Lender may sell, lease, license or otherwise dispose of any Collateral in its then-present condition or following any preparation or processing deemed necessary by Lender in its reasonable discretion. Lender may be the purchaser at any such public or private sale or other disposition of Collateral, and in such case Lender may make payment of all or any portion of the purchase price therefor by the application of all or any portion of the Obligations due to Lender to the purchase price payable in connection with such sale or disposition.  Lender may, if it deems it reasonable, postpone or adjourn any sale or other disposition of any Collateral from time to time by an announcement at the time and place of the sale or disposition to be so postponed or adjourned without being required to give a new notice of sale or disposition; provided, however, that Lender shall provide the applicable Loan Party Obligor with written notice of the time and place of such postponed or adjourned sale or disposition. Each Loan Party Obligor hereby acknowledges and agrees that Lender’s compliance with any requirements of applicable law in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any sale, lease, license or other disposition of such Collateral.

(ii)          Deficiency.  Each Loan Party Obligor shall remain liable for all amounts of the Obligations remaining unpaid as a result of any deficiency of the Proceeds of the sale, lease, license or other disposition of Collateral after such Proceeds are applied to the Obligations as provided in this Agreement.

(iii)         Warranties; Sales on Credit.  Lender may sell, lease, license or otherwise dispose of the Collateral without giving any warranties and may specifically disclaim any and all warranties, including but not limited to warranties of title, possession, merchantability and fitness.  Each Loan Party Obligor hereby acknowledges and agrees that Lender’s disclaimer of any and all warranties in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any such disposition of the Collateral. If Lender sells, leases, licenses or otherwise disposes of any of the Collateral on credit, Borrower will be credited only with payments actually made in cash by the recipient of such Collateral and received by Lender and applied to the Obligations. If any Person fails to pay for Collateral acquired pursuant to this Section 7.3(f) on credit, Lender may re-offer the Collateral for sale, lease, license or other disposition.

(g)           Investment Property; Voting and Other Rights; Irrevocable Proxy.

(i)           All rights of each Loan Party Obligor to exercise any of the voting and other consensual rights which it would otherwise be entitled to exercise in accordance with the terms hereof with respect to any Investment Property, and to receive any dividends, payments, and other distributions which it would otherwise be authorized to receive and retain in accordance with the terms hereof with respect to any Investment Property, shall immediately, at the election of Lender (without requiring any notice) cease, and all such rights shall thereupon become vested solely in Lender, and Lender (personally or through an agent) shall thereupon be solely authorized and empowered, without notice, to (a) transfer and register in its name, or in the name of its nominee, the whole or any part of the Investment Property, it being acknowledged by each Loan Party Obligor that any such transfer and registration may be effected by Lender through its irrevocable appointment as attorney-in-fact pursuant to Section 7.3(g)(ii) and Section 4.4 of this Agreement, (b) exchange certificates and/or instruments representing or evidencing Investment Property for certificates and/or instruments of smaller or larger denominations, (c) exercise the voting and all other rights as a holder with respect to all or any portion of the Investment Property (including, without limitation, all economic rights, all control rights, authority and powers, and all status rights of each Loan Party Obligor as a member or as a shareholder (as applicable) of the Issuer), (d) collect and receive all dividends and other payments and distributions made thereon, (e) notify the parties obligated on any Investment Property to make payment to Lender of any amounts due or to become due thereunder, (f) endorse instruments in the name of each Loan Party Obligor to allow collection of any Investment Property, (g) enforce collection of any of the Investment Property by suit or otherwise, and surrender, release, or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any liabilities of any nature of any Person with respect thereto, (h) consummate any sales of Investment Property or exercise any other rights as set forth in Section 7.3(f) hereof, (i) otherwise act with respect to the Investment Property as though Lender was the outright owner thereof, and (j) exercise any other rights or remedies Lender may have under the UCC, other applicable law, or otherwise.

(ii)          EACH LOAN PARTY OBLIGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS LENDER AS ITS PROXY AND ATTORNEY-IN-FACT FOR SUCH LOAN PARTY OBLIGOR WITH RESPECT TO ALL OF EACH SUCH LOAN PARTY OBLIGOR’S INVESTMENT PROPERTY WITH THE RIGHT, DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, WITHOUT NOTICE, TO TAKE ANY OF THE FOLLOWING ACTIONS:  (A) TRANSFER AND REGISTER IN LENDER’S NAME, OR IN THE NAME OF ITS NOMINEE, THE WHOLE OR ANY PART OF THE INVESTMENT PROPERTY, (B) VOTE THE PLEDGED EQUITY, WITH FULL POWER OF SUBSTITUTION TO DO SO, (C) RECEIVE AND COLLECT ANY DIVIDEND OR ANY OTHER PAYMENT OR DISTRIBUTION IN RESPECT OF, OR IN EXCHANGE FOR, THE INVESTMENT PROPERTY OR ANY PORTION THEREOF, TO GIVE FULL DISCHARGE FOR THE SAME AND TO INDORSE ANY INSTRUMENT MADE PAYABLE TO ANY LOAN PARTY OBLIGOR FOR THE SAME, (D) EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES, AND REMEDIES (INCLUDING ALL ECONOMIC RIGHTS, ALL CONTROL RIGHTS, AUTHORITY AND POWERS, AND ALL STATUS RIGHTS OF EACH LOAN PARTY OBLIGOR AS A MEMBER OR AS A SHAREHOLDER (AS APPLICABLE) OF THE ISSUER) TO WHICH A HOLDER OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING, WITH RESPECT TO THE PLEDGED EQUITY, GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS OR SHAREHOLDERS, CALLING SPECIAL MEETINGS OF MEMBERS OR SHAREHOLDERS, AND VOTING AT SUCH MEETINGS), AND (E) TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH LENDER MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT.  THE APPOINTMENT OF LENDER AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE VALID AND IRREVOCABLE UNTIL (X) ALL OF THE OBLIGATIONS HAVE BEEN INDEFEASIBLY PAID IN FULL IN CASH IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, (Y) LENDER HAS NO FURTHER OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (Z) THE COMMITMENTS UNDER THIS AGREEMENT HAVE EXPIRED OR HAVE BEEN TERMINATED (IT BEING UNDERSTOOD AND AGREED THAT SUCH OBLIGATIONS WILL BE AUTOMATICALLY REINSTATED IF AT ANY TIME PAYMENT, IN WHOLE OR IN PART, OF ANY OF THE OBLIGATIONS IS RESCINDED OR MUST OTHERWISE BE RESTORED OR RETURNED BY LENDER FOR ANY REASON WHATSOEVER, INCLUDING, WITHOUT LIMITATION, AS A PREFERENCE, FRAUDULENT CONVEYANCE, OR OTHERWISE UNDER ANY BANKRUPTCY, INSOLVENCY, OR SIMILAR LAW, ALL AS THOUGH SUCH PAYMENT HAD NOT BEEN MADE; IT BEING FURTHER UNDERSTOOD THAT IN THE EVENT PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS IS RESCINDED OR MUST BE RESTORED OR RETURNED, ALL REASONABLE OUT-OF-POCKET COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS’ FEES AND DISBURSEMENTS) INCURRED BY LENDER IN DEFENDING AND ENFORCING SUCH REINSTATEMENT SHALL HEREBY BE DEEMED TO BE INCLUDED AS A PART OF THE OBLIGATIONS).  SUCH APPOINTMENT OF LENDER AS PROXY AND AS ATTORNEY-IN-FACT SHALL BE VALID AND IRREVOCABLE AS PROVIDED HEREIN NOTWITHSTANDING ANY LIMITATIONS TO THE CONTRARY SET FORTH IN ANY ORGANIC DOCUMENTS OF ANY LOAN PARTY OBLIGOR, ANY ISSUER, OR OTHERWISE. LENDER AGREES, UPON TAKING ANY ACTION DESCRIBED IN THIS SECTION 7.3(g)(ii), TO PROMPTLY NOTIFY BORROWER THEREOF.

(iii)         In order to further effect the foregoing transfer of rights in favor of Lender, during the continuance of an Event of Default, each Loan Party Obligor hereby authorizes and instructs each Issuer of Investment Property pledged by such Loan Party Obligor to comply with any instruction received by such Issuer from Lender without any other or further instruction from such Loan Party Obligor, and each Loan Party Obligor acknowledges and agrees that each Issuer shall be fully protected in so complying, and to pay any dividends, distributions, or other payments with respect to any of the Investment Property directly to Lender.

(iv)         Upon exercise of the proxy set forth herein, all prior proxies given by any Loan Party Obligor with respect to any of the Pledged Equity or other Investment Property, as applicable (other than to Lender), are hereby revoked, and no subsequent proxies (other than to Lender) will be given with respect to any of the Pledged Equity or any of the other Investment Property, as applicable, unless Lender otherwise subsequently agrees in writing.  Lender, as proxy, will be empowered and may exercise the irrevocable proxy to vote the Pledged Equity and/or the other Investment Property at any and all times during the existence of an Event of Default, including, without limitation, at any meeting of shareholders or members, as the case may be, however called, and at any adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith.  To the fullest extent permitted by applicable law, Lender shall have no agency, fiduciary, or other implied duties to any Loan Party Obligor, any Issuer, any Loan Party, or any other Person when acting in its capacity as such proxy or attorney-in-fact.  Each Loan Party Obligor hereby waives and releases any claims that it may otherwise have against Lender with respect to any breach, or alleged breach, of any such agency, fiduciary, or other duty.

(v)           Any transfer to Lender or its nominee, or registration in the name of Lender or its nominee, of the whole or any part of the Investment Property shall be made solely for purposes of effectuating voting or other consensual rights with respect to the Investment Property in accordance with the terms of this Agreement and is not intended to effectuate any transfer of ownership of any of the Investment Property.  Notwithstanding the delivery by Lender of any instruction to any Issuer or any exercise by Lender of an irrevocable proxy or otherwise, Lender shall not be deemed the owner of, or assume any obligations or any liabilities whatsoever of the owner or holder of, any Investment Property unless and until Lender expressly accepts such obligations in a duly authorized and executed writing and agrees in writing to become bound by the applicable Organic Documents or otherwise becomes the owner thereof under applicable law (including through a sale as described in Section 7.3(f) hereof). The execution and delivery of this Agreement shall not subject Lender to, or transfer or pass to Lender, or in any way affect or modify, the liability of any Loan Party Obligor under the Organic Documents of any Issuer or any related agreements, documents, or instruments or otherwise.  In no event shall the execution and delivery of this Agreement by Lender, or the exercise by Lender of any rights hereunder or assigned hereby, constitute an assumption of any liability or obligation whatsoever of any Loan Party Obligor to, under, or in connection with any of the Organic Documents of any Issuer or any related agreements, documents, or instruments or otherwise.

(h)           Election of Remedies.  Lender shall have the right in Lender’s sole discretion to determine which rights, security, Liens and/or remedies Lender may at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way impairing, modifying or affecting any of Lender’s other rights, security, Liens or remedies with respect to such Property, or any of Lender’s rights or remedies under this Agreement or any other Loan Document.

(i)           Lender’s Obligations.  Each Loan Party Obligor agrees that Lender shall not have any obligation to preserve rights to any Collateral against prior parties or to marshal any Collateral of any kind for the benefit of any other creditor of any Loan Party Obligor or any other Person.  Lender shall not be responsible to any Loan Party Obligor or any other Person for loss or damage resulting from Lender’s failure to enforce its Liens or collect any Collateral or Proceeds or any monies due or to become due under the Obligations or any other liability or obligation of any Loan Party Obligor to Lender.

(j)           Waiver of Rights by Loan Party Obligors.  Except as otherwise expressly provided for in this Agreement or by non-waivable applicable law, each Loan Party waives:  (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which any Loan Party Obligor may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard, (b) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies and (c) the benefit of all valuation, appraisal, marshalling and exemption laws.

8.	LOAN GUARANTY.

8.1           Guaranty.  Each Loan Party Obligor hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, all of the Obligations and all costs and expenses, including all court costs and reasonable attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by Lender in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, Borrower, any Loan Party Obligor or any Other Obligor of all or any part of the Obligations (and such costs and expenses paid or incurred shall be deemed to be included in the Obligations). Each Loan Party Obligor further agrees that the Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any branch or Affiliate of Lender that extended any portion of the Obligations.

8.2           Guaranty of Payment.  This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Party Obligor waives any right to require Lender to sue or otherwise take action against Borrower, any other Loan Party Obligor, any Other Obligor, or any other Person obligated for all or any part of the Obligations, or otherwise to enforce its payment against any Collateral securing all or any part of the Obligations.

8.3           No Discharge or Diminishment of Loan Guaranty.

(a)           Except as otherwise expressly provided for herein, the obligations of each Loan Party Obligor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of all of the applicable Obligations (other than contingent indemnity obligations with respect to then unasserted claims), including:  (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the applicable Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of Borrower or any Obligor; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrower or any Obligor, or their assets or any resulting release or discharge of any obligation of Borrower or any Obligor; or (iv) the existence of any claim, setoff or other rights which any Loan Party Obligor may have at any time against Borrower, any Obligor, Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

(b)           The obligations of each Loan Party Obligor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by Borrower or any Obligor, of the Obligations or any part thereof.

(c)           Further, the obligations of any Loan Party Obligor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for all or any part of the Obligations or all or any part of any obligations of any Obligor; (iv) any action or failure to act by Lender with respect to any Collateral; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Party Obligor or that would otherwise operate as a discharge of any Loan Party Obligor as a matter of law or equity (other than the indefeasible payment in full in cash of all of the Obligations (other than contingent indemnity obligations with respect to then unasserted claims)).

8.4           Defenses Waived.  To the fullest extent permitted by applicable law, each Loan Party Obligor hereby waives any defense based on or arising out of any defense of any Loan Party Obligor or the unenforceability of all or any part of the Obligations from any cause, or the cessation from any cause of the liability of any Loan Party Obligor, other than the indefeasible payment in full in cash of all of the Obligations. Without limiting the generality of the foregoing, each Loan Party Obligor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against Borrower, any Obligor, or any other Person.  Each Loan Party Obligor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder.  Lender may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral, compromise or adjust any part of the Obligations, make any other accommodation with Borrower or any Obligor or exercise any other right or remedy available to it against Borrower or any Obligor, without affecting or impairing in any way the liability of any Loan Party Obligor under this Loan Guaranty except to the extent the applicable Obligations have been fully and indefeasibly paid in cash.  To the fullest extent permitted by applicable law, each Loan Party Obligor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Party Obligor against Borrower or any Obligor or any security.

8.5           Rights of Subrogation.  No Loan Party Obligor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against Borrower or any Obligor, or any Collateral, until the Termination Date.

8.6           Reinstatement; Stay of Acceleration.  If at any time any payment of any portion of the Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or any other Person, or otherwise, each Loan Party Obligor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not Lender is in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Obligations shall nonetheless be payable by the Loan Party Obligors forthwith on demand by Lender.  This Section 8.6 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations.

8.7           Information. Each Loan Party Obligor assumes all responsibility for being and keeping itself informed of Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that each Loan Party Obligor assumes and incurs under this Loan Guaranty, and agrees that Lender shall not have any duty to advise any Loan Party Obligor of information known to it regarding those circumstances or risks.

8.8           Termination.  To the maximum extent permitted by law, each Loan Party Obligor hereby waives any right to revoke this Loan Guaranty as to future Obligations.  If such a revocation is effective notwithstanding the foregoing waiver, each Loan Party Obligor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Lender, (b) no such revocation shall apply to any Obligations in existence on the date of receipt by Lender of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Lender, (d) no payment by Borrower, any other Loan Party Obligor, or from any other source, prior to the date of Lender’s receipt of written notice of such revocation shall reduce the maximum obligation of any Loan Party Obligor hereunder, and (e) any payment, by Borrower or from any source other than a Loan Party Obligor which has made such a revocation, made subsequent to the date of such revocation, shall first be applied to that portion of the Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of any Loan Party Obligor hereunder.

8.9           Maximum Liability.  The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any federal or state corporate law or other law governing business entities, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Party Obligor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Party Obligor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Party Obligors or Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Party Obligor’s “Maximum Liability”).  This Section with respect to the Maximum Liability of each Loan Party Obligor is intended solely to preserve the rights of Lender to the maximum extent not subject to avoidance under applicable law, and no Loan Party Obligor nor any other Person shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Party Obligor hereunder shall not be rendered voidable under applicable law. Each Loan Party Obligor agrees that the Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Party Obligor without impairing this Loan Guaranty or affecting the rights and remedies of Lender hereunder, provided that, nothing in this sentence shall be construed to increase any Loan Party Obligor’s obligations hereunder beyond its Maximum Liability.

8.10           Contribution.  In the event any Loan Party Obligor shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty (such Loan Party Obligor a “Paying Guarantor”), each other Loan Party Obligor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor.  For purposes of this Section 8.10, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Party Obligors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Party Obligor, the aggregate amount of all monies received by such Loan Party Obligors from Borrower after the date hereof (whether by loan, capital infusion or by other means).  Nothing in this provision shall affect any Loan Party Obligor’s several liability for the entire amount of the applicable Obligations (up to such Loan Party Obligor’s Maximum Liability).  Each of the Loan Party Obligors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of all of the applicable Obligations.  This provision is for the benefit of Lender and the Loan Party Obligors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

8.11           Liability Cumulative.  The liability of each Loan Party Obligor under this Section 8 is in addition to and shall be cumulative with all liabilities of each Loan Party Obligor to Lender under this Agreement and the other Loan Documents to which such Loan Party Obligor is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

9.	PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES.

(a)           Any and all payments by or on account of any obligation of the Loan Party Obligors hereunder or under any other Loan Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes.  If, however, applicable laws require the Loan Party Obligors to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such laws as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(b)           If any Loan Party Obligor shall be required by applicable law to withhold or deduct any Taxes from any payment, then (A) such Loan Party Obligor shall withhold or make such deductions as are required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party Obligor shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the applicable law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Loan Party Obligors shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.  Upon request by Lender or other Recipient,  Borrower shall deliver to Lender or such other Recipient, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment of Indemnified Taxes, a copy of any return required by applicable law to report such payment or other evidence of such payment reasonably satisfactory to Lender or such other Recipient, as the case may be.

(c)           Without limiting the provisions of subsections (a) and (b) above, the Loan Party Obligors shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(d)            Without limiting the provisions of subsections (a) through (c)  above, each Loan Party Obligor shall, and does hereby, on a joint and several basis indemnify Lender and each other Recipient (and their respective directors, officers, employees, affiliates and agents) and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or incurred by Lender or any other Recipient on account of, or in connection with any Loan Document or a breach by a Loan Party Obligor thereof, and any penalties, interest and related expenses and losses arising therefrom or with respect thereto (including the fees, charges and disbursements of any counsel or other tax advisor for Lender or any other Recipient (or their respective directors, officers, employees, affiliates, and agents)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of any such payment or liability delivered to Borrower shall be conclusive absent manifest error.  Notwithstanding any provision in this Agreement to the contrary, this Section 9 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

(e)            Lender shall deliver to Borrower and each Participant shall deliver to the applicable Lender granting the participation, at the time or times prescribed by applicable laws, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit Borrower or Lender granting a participation, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s or Participant’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Recipient by the Loan Party Obligors pursuant to this Agreement or otherwise to establish such Recipient’s status for withholding tax purposes in the applicable jurisdiction; provided each Recipient shall only be required to deliver such documentation as it may legally provide.

Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States:

(ii)           Lender (or Participant) that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to Borrower (or Lender granting a participation as applicable) an executed original of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable law or reasonably requested by Borrower (or Lender granting a participation) as will enable Borrower (or Lender granting a participation) as the case may be, to determine whether or not such Lender (or Participant) is subject to backup withholding or information reporting requirements under the Code;

(iii)           Lender (or Participant) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Recipient”) shall deliver to Borrower (and Lender granting a participation in case the Non-U.S. Recipient is a Participant) and Lender on or prior to the date on which such Non-U.S. Person becomes a party to this Agreement or a Participant (and from time to time thereafter upon the reasonable request of Borrower or Lender granting the participation but only if such Non-U.S. Recipient is legally entitled to do so), whichever of the following is applicable: (I) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (II) executed originals of Internal Revenue Service Form W-8ECI; (III) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation; (IV) each Non-U.S. Recipient claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, shall provide (x) a certificate to the effect that such Non-U.S. Recipient is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of  Internal Revenue Service Form W-8BEN; and/or (V) executed originals of any other form prescribed by applicable law (including FATCA) as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or any Lender granting a participation, to determine the withholding or deduction required to be made.  Each Non-U.S. Recipient shall promptly notify Borrower (or any Lender granting a participation if the Non-U.S. Recipient is a Participant) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

10.	GENERAL PROVISIONS.

10.1         Notices.

(a)           Notice by Approved Electronic Communications.

Lender and each of its Affiliates is authorized to transmit, post or otherwise make or communicate, in its sole discretion (but shall not be required to do so), by Approved Electronic Communications in connection with this Agreement or any other Loan Document and the transactions contemplated therein.  Lender is hereby authorized to establish procedures to provide access to and to make available or deliver, or to accept, notices, documents and similar items by posting to Passport 6.0.  Each of the Loan Parties and Lender hereby acknowledges and agrees that the use of Passport 6.0 and other Approved Electronic Communications is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing Lender and each of its Affiliates to transmit Approved Electronic Communications.  Passport 6.0 and all Approved Electronic Communications shall be provided “as is” and “as available”.  None of Lender or any of its Affiliates or related persons warrants the accuracy, adequacy or completeness of Passport 6.0 or any other electronic platform or electronic transmission and disclaims all liability for errors or omissions therein.  No warranty of any kind is made by Lender or any of its Affiliates or related persons in connection with Passport 6.0 or any other electronic platform or electronic transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects.  Each of Borrower and each other Loan Party executing this Agreement agrees that Lender has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with Passport 6.0, any Approved Electronic Communication or otherwise required for Passport 6.0 or any Approved Electronic Communication.

Prior to the Closing Date, Borrower shall deliver to Lender a complete and executed Client User Form regarding Borrower’s use of Passport 6.0 in the form of Exhibit C annexed hereto.

No Approved Electronic Communications shall be denied legal effect merely because it is made electronically.  Approved Electronic Communications that are not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such Approved Electronic Communication, an E-Signature, upon which Lender and the Loan Parties may rely and assume the authenticity thereof.  Each Approved Electronic Communication containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original.  Each E-Signature shall be deemed sufficient to satisfy any requirement for a “signature” and each Approved Electronic Communication shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to this Agreement, any other Loan Document, the Uniform Commercial Code, the Federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural law governing such subject matter.  Each party or beneficiary hereto agrees not to contest the validity or enforceability of an Approved Electronic Communication or E-Signature under the provisions of any applicable law requiring certain documents to be in writing or signed; provided, that nothing herein shall limit such party’s or beneficiary’s right to contest whether an Approved Electronic Communication or E-Signature has been altered after transmission.

(b)           All Other Notices.

All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder, other than those approved for or required to be delivered by Approved Electronic Communications (including via Passport 6.0 or otherwise pursuant to Section 10.1(a)), shall be in writing and shall be personally delivered or mailed (by prepaid registered or certified mail, return receipt requested), sent by prepaid recognized overnight courier service, or by email to the applicable party at its address or email address indicated below,

If to Lender:

Siena Lending Group LLC
9 W Broad Street, 5th Floor
Stamford, Connecticut 06902
Attention: Steve Sanicola
Email: ssanicola@sienalending.com

with a copy to:

Otterbourg P.C.
230 Park Avenue
New York, NY  10169
Attention:  Thomas P. Duignan, Esq.
Email:  tduignan@otterbourg.com

If to Borrower or any other Loan Party:

I.D. Systems, Inc.
123 Tice Boulevard
Woodcliff Lake, New Jersey 07677
Attention:  Ned Mavrommatis, Chief Financial Officer
Email:  nmavrommatis@id-systems.com

with a copy to:

Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street,
New York, New York 10022
Attention:  Steve Wolosky, Esq.
Email:  swolosky@olshanlaw.com

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party delivered as aforesaid.  All such notices, requests, demands and other communications shall be deemed given (a) when personally delivered, (b) three (3) Business Days after being deposited in the mails with postage prepaid (by registered or certified mail, return receipt requested), (c) one (1) Business Day after being delivered to the overnight courier service, if prepaid and sent overnight delivery, addressed as aforesaid and with all charges prepaid or billed to the account of the sender, or (d) when sent by email transmission to an email address designated by such addressee and the sender receives a confirmation of transmission.

10.2         Severability.  If any provision of this Agreement or any other Loan Document is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement or such other Loan Document, as the situation may require, and this Agreement and the other Loan Documents shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein or therein, as the case may be.

10.3         Integration.  This Agreement and the other Loan Documents represent the final, entire and complete agreement between each Loan Party party hereto and thereto and Lender and supersede all prior and contemporaneous negotiations, oral representations and agreements, all of which are merged and integrated into this Agreement.  THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES THAT ARE NOT SET FORTH IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

10.4         Waivers.  The failure of Lender at any time or times to require any Loan Party to strictly comply with any of the provisions of this Agreement or any other Loan Documents shall not waive or diminish any right of Lender later to demand and receive strict compliance therewith.  Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar.  None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Lender or its agents or employees, but only by a specific written waiver signed by an authorized officer of Lender and delivered to Borrower.  Once an Event of Default shall have occurred, it shall be deemed to continue to exist and not be cured or waived unless specifically cured pursuant to the terms of this Agreement or waived in writing by an authorized officer of Lender and delivered to Borrower.  Each Loan Party Obligor waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, Instrument, Account, General Intangible, Document, Chattel Paper, Investment Property or guaranty at any time held by Lender on which such Loan Party Obligor is or may in any way be liable, and notice of any action taken by Lender, unless expressly required by this Agreement, and notice of acceptance hereof.

10.5         Amendment.  This Agreement may not be amended or modified except in a writing executed by Borrower, the other Loan Party Obligors party hereto (to the extent such amendment is directly adverse to such Loan Party Obligor), and Lender.

10.6         Time of Essence.  Time is of the essence in the performance by each Loan Party Obligor of each and every obligation under this Agreement and the other Loan Documents.

10.7         Expenses, Fee and Costs Reimbursement.  Subject to the specific amounts provided in the Fee Letter for the items described therein, Borrower hereby agrees to promptly pay (i) all out of pocket costs and expenses of Lender (including the out of pocket fees, costs and expenses of legal counsel to, and appraisers, accountants, consultants and other professionals and advisors retained by or on behalf of, Lender, all of which shall be reasonable, prior to the occurrence and continuance of an Event of Default) in connection with:  (A) all loan proposals and commitments pertaining to the transactions contemplated hereby (whether or not such transactions are consummated), (B) the examination, review, due diligence investigation, documentation, negotiation, and closing of the transactions contemplated by the Loan Documents (whether or not such transactions are consummated), (C) the creation, perfection and maintenance of Liens pursuant to the Loan Documents, (D) the performance by Lender of its rights and remedies under the Loan Documents, (E) the administration of the Loans (including usual and customary fees for wire transfers and other transfers or payments received by Lender on account of any of the Obligations) and Loan Documents, (F) any amendments, modifications, consents and waivers to and/or under any and all Loan Documents (whether or not such amendments, modifications, consents or waivers are consummated), (G) any periodic public record searches conducted by or at the request of Lender (including, title investigations and public records searches), pending litigation and tax lien searches and searches of applicable corporate, limited liability company, partnership and related records concerning the continued existence, organization and good standing of certain Persons), (H) protecting, storing, insuring, handling, maintaining, auditing, examining, valuing or selling any Collateral, (I) any litigation, dispute, suit or proceeding relating to any Loan Document, and (J) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Loan Documents (it being agreed that such costs and expenses may include the costs and expenses of workout consultants, investment bankers, financial consultants, appraisers, valuation firms and other professionals and advisors retained by or on behalf of Lender), and (ii) without limitation of the preceding clause (i), all out of pocket costs and expenses of Lender in connection with Lender’s reservation of funds in anticipation of the funding of the initial Loans to be made hereunder.  Any fees, costs and expenses owing by Borrower or other Loan Party Obligor hereunder shall be due and payable within five (5) Business Days after written demand therefor. Lender agrees to provide a description, in reasonable detail, of the calculation of any amount demanded pursuant to this Section 10.7, at Borrower’s request.

10.8         Benefit of Agreement; Assignability; Servicer.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower, each other Loan Party Obligor party hereto and Lender; provided, that neither Borrower nor any other Loan Party Obligor may assign or transfer any of its rights under this Agreement without the prior written consent of Lender, and any prohibited assignment shall be void.  No consent by Lender to any assignment shall release any Loan Party Obligor from its liability for any of the Obligations.  Lender shall have the right to assign all or any of its rights and obligations under the Loan Documents to one or more other Persons, and each Loan Party Obligor agrees, to the extent applicable, to execute any agreements, instruments and documents requested by Lender in connection with any such assignments.  Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement and the other Loan Documents to secure obligations of Lender, including any pledge or grant to secure obligations to a Federal Reserve Bank.

(b)           In the event of any assignment by Lender of its rights and obligations under the Loan Documents to an Affiliate of Lender (an “Affiliate Assignee”) and at all times thereafter, Servicer shall be deemed to act as servicer and agent for the applicable Affiliate Assignee, and Servicer will retain the sole right to enforce this Agreement and the other Loan Documents, to approve any amendment, restatement, modification, supplement or waiver of any provision of this Agreement or any other Loan Document, and to receive or collect all payments with respect to the Obligations.  By acceptance of any such assignment, each Affiliate Assignee irrevocably appoints Servicer as servicer and agent for the purposes of servicing and managing the Loans, and authorizes Servicer to take such actions and to exercise such powers on behalf of such Affiliate Assignee as are reasonably necessary or advisable and incidental thereto, including the sole and exclusive authority to:  (i) possess, keep and maintain books and records with respect to the Loan, (ii) receive, process, account for, deliver or arrange for the delivery of, all Collections in accordance with the terms of this Agreement; (iii) monitor and pursue payment of all Obligations; (iv) monitor, manage and perfect security interests in all Collateral for the Obligations, including without limitation, to make the determination of whether any Accounts constitute Eligible Accounts or Eligible Lease Receivables, or whether to impose, modify or release any Reserve; (v) exercise any rights or remedies with respect to the Obligations and the Collateral available under law or in equity, including, without limitation, any non-judicial and judicial enforcement, liquidation and collection of the Obligations, and the engagement of attorneys and other professionals for such purpose; and (vi) take all lawful actions and procedures required to (A) cause Borrower to promptly and diligently comply with Borrower’s obligations under the Loan Documents; (B) maximize the value of the Collateral; and (C) collect and enforce payment of all Obligations.  Each Affiliate Assignee agrees that any action taken by Servicer in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by Servicer of its powers set forth herein or therein, together with such other powers that are reasonably incidental thereto, shall be authorized by and binding upon all of the Affiliate Assignees.  Servicer’s exercise of its discretion in connection with the foregoing matters, if exercised in good faith, shall exonerate Servicer from liability to any Affiliate Assignee and other Person for any error in judgment.  Servicer may perform any and all of its duties and exercise its rights and powers by or through any one or more agents appointed by Servicer.  Servicer shall not be liable to any Affiliate Assignee for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by the Servicer’s gross negligence or willful misconduct and Servicer does not assume any responsibility for any failure or delay in performance or any breach by any Loan Party of any obligations under the Loan Documents.  In the event that a petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law is filed by or against any Loan Party Obligor, or any other Person obligated under any Loan Document, Servicer is authorized, to the fullest extent permitted by applicable law, to act on behalf of the Affiliate Assignees in connection with such proceeding, including, without limitation, to file proofs of claim on behalf of itself and the Affiliate Assignees in such proceeding for the total amount of obligations owed by Loan Party Obligors, or any of them, or any other Person under any Loan Document.

10.9         Recordation of Assignment.  In respect of any assignment of all or any portion of any Lender’s interest in this Agreement and/or any other Loan Documents at any time and from time to time, the following provisions shall be applicable:

(a)           Borrower, or any agent appointed by Borrower, shall maintain a register (the “Register”) in which there shall be recorded the name and address of each Person holding any Loans or any commitment to lend hereunder, and the principal amount and stated interest payable to such Person hereunder or committed by such Person under such Person’s lending commitment.  Borrower hereby irrevocably appoints Lender (and/or any subsequent Lender appointed by Lender then maintaining the Register) as Borrower’s non-fiduciary agent for the purpose of maintaining the Register.

(b)           In connection with any negotiation, transfer or assignment as aforesaid, the transferor/assignor shall deliver to Lender then maintaining the Register an assignment and assumption agreement executed by the transferor/assignor and the transferee/assignee, setting forth the specifics of the subject transaction, including but not limited to the amount and nature of Obligations and/or lending commitments being transferred or assigned (and being assumed, as applicable), and the proposed effective date of such transfer or assignment and the related assumption (if applicable).

(c)           Subject to receipt of any required tax forms reasonably required by Lender, such Person shall record the subject transfer, assignment and assumption in the Register.  Anything contained in this Agreement or other Loan Document to the contrary notwithstanding, no negotiation, transfer or assignment shall be effective until it is recorded in the Register pursuant to this Section 10.9(c).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error; and Borrower and each Lender shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement and the other Loan Documents.  The Register shall be available for inspection by Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

10.10       Participations.  Anything in this Agreement or any other Loan Document to the contrary notwithstanding, Lender may, at any time and from time to time, without in any manner affecting or impairing the validity of any Obligations, sell to one or more Persons (other than a Competitor) participating interests in its Loans, commitments and/or other interests hereunder and/or under any other Loan Document (any such Person, a “Participant”).  In the event of a sale by Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder and under the other Loan Documents shall remain unchanged for all purposes, (b) Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender’s rights and obligations hereunder and under the other Loan Documents and (c) all amounts payable by Borrower shall be determined as if Lender had not sold such participation and shall be paid directly to Lender, provided, however, a Participant shall be entitled to the benefits of Section 9 as if it were a Lender if Borrower is notified of the Participation and the Participant complies with Section 9(e).  Borrower agrees that if amounts outstanding under this Agreement or any other Loan Document are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall not be exercised without the prior written consent of Lender and shall be subject to the obligation of each Participant to share with Lender its share thereof.  Borrower also agrees that each Participant shall be entitled to the benefits of Section 10.8 as if it were Lender.  Notwithstanding the granting of any such participating interests: (i) Borrower shall look solely to Lender for all purposes of this Agreement, the Loan Documents and the transactions contemplated hereby, (ii) Borrower shall at all times have the right to rely upon any amendments, waivers or consents signed by Lender as being binding upon all of the Participants, and (iii) all communications in respect of this Agreement and such transactions shall remain solely between Borrower and Lender (exclusive of Participants) hereunder.  Lender granting a participation hereunder shall maintain, as a non-fiduciary agent of Borrower, a register as to the participations granted and transferred under this Section containing the same information specified in Section 10.8 on the Register as if each Participant were a Lender to the extent required to cause the Loans to be in registered form for the purposes of Sections 163(f), 165(j), 871, 881, and 4701 of the Code.

10.11       Headings; Construction.  Section and subsection headings are used in this Agreement only for convenience and do not affect the meanings of the provisions that they precede.

10.12       USA PATRIOT Act Notification.  Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it may be required to obtain, verify and record certain information and documentation that identifies such Person, which information may include the name and address of each such Person and such other information that will allow Lender to identify such Persons in accordance with the USA PATRIOT Act.

10.13       Counterparts; Email Signatures.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement.  This Agreement may be executed by signatures delivered by electronic mail, each of which shall be fully binding on the signing party.

10.14       GOVERNING LAW.  THIS AGREEMENT, ALONG WITH ALL OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED OTHERWISE IN SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).  FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AGREEMENT AND ALL SUCH OTHER LOAN DOCUMENTS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).

10.15       CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS.  ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR IN ANY OTHER COURT (IN ANY JURISDICTION WHERE COLLATERAL IS LOCATED) SELECTED BY THE LENDER IN ITS SOLE DISCRETION, AND BORROWER AND EACH OTHER LOAN PARTY OBLIGOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFOREMENTIONED COURTS.  BORROWER AND EACH OTHER LOAN PARTY OBLIGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR BASED ON UPON 28 U.S.C. § 1404, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING AND ADJUDICATION OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY OF THE AFOREMENTIONED COURTS AND AMENDMENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.   BORROWER AND EACH OTHER LOAN PARTY OBLIGOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR UNDER ANY AMENDMENT, WAIVER, AMENDMENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  BORROWER AND EACH OTHER LOAN PARTY OBLIGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER OR ANY OTHER LOAN PARTY OBLIGOR AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER’S NOTICE ADDRESS (ON BEHALF OF THE BORROWER OR SUCH LOAN PARTY OBLIGOR) SET FORTH IN SECTION 10.1 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAIL, OR, AT THE LENDER’S OPTION, BY SERVICE UPON BORROWER OR ANY OTHER LOAN PARTY OBLIGOR IN ANY OTHER MANNER PROVIDED UNDER THE RULES OF ANY SUCH COURTS.

10.16       Publication.  Borrower and each other Loan Party Obligor consents to the publication by Lender of a tombstone, press releases or similar advertising material relating to the financing transactions contemplated by this Agreement, and Lender reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

10.17       Confidentiality.  Lender agrees to use commercially reasonable efforts not to disclose Confidential Information to any Person without the prior consent of Borrower; provided, however, that nothing herein contained shall limit any disclosure of the tax structure of the transactions contemplated hereby, or the disclosure of any information (a) to the extent required by applicable law, statute, rule, regulation or judicial process or in connection with the exercise of any right or remedy under any Loan Document, or as may be required in connection with the examination, audit or similar investigation of the Lender or any of its Affiliates, (b) to examiners, auditors, accountants or any regulatory authority, (c) to the officers, partners, managers, directors, employees, agents and advisors (including independent auditors, lawyers and counsel) of the Lender or any of its Affiliates, (d) in connection with any litigation or dispute which relates to this Agreement or any other Loan Document to which the Lender is a party or is otherwise subject, (e) to a subsidiary or Affiliate of the Lender, (f) to any assignee or participant (or prospective assignee or participant) which agrees to be bound by this Section 10.17 and (g) to any lender or other funding source of the Lender (each reference to Lender in the foregoing clauses shall be deemed to include the actual and prospective assignees and participants referred to in clause (f) and the lenders and other funding sources referred to in clause (g), as applicable for purposes of this Section 10.17), and further provided, that in no event shall the Lender be obligated or required to return any materials furnished by or on behalf of the Borrower or any other Loan Party or Obligor, other than possessory Collateral received by Lender as required pursuant to Section 3.2, which shall be returned by Lender to Borrower following indefeasible payment in full of all Obligations in cash in accordance with this Agreement and the other Loan Documents, termination of any obligations of Lender under this Agreement and any other Loan Documents and termination or expiration of all commitments under this Agreement.  The obligations of the Lender under this Section 10.17 shall supersede and replace the obligations of the Lender under any confidentiality letter or provision in respect of this financing or any other financing previously signed and delivered by the Lender to the Borrower or any of its Affiliates.

[signature page follows]

IN WITNESS WHEREOF, Borrower, each other Loan Party Obligor party hereto, and Lender have signed this Agreement as of the date first set forth above.

Borrower:		Lender:

I.D. SYSTEMS, INC.		SIENA LENDING GROUP LLC

By:	/s/ Kenneth Ehrman	By:	/s/ Steven Sanicola
	Kenneth Ehrman		Steven Sanicola
	Chief Executive Officer		Authorized Signatory

ASSET INTELLIGENCE, LLC		By:	/s/ Jason Schick
Jason Schick
By:	/s/ Kenneth Ehrman		Authorized Signatory
Kenneth Ehrman
Chief Executive Officer

Disclosure Schedule

1. Loan Party Information:
(a) Jurisdictions of Formation; Foreign Business Qualifications:
LOAN PARTY	JURISDICTION OF FORMATION	FOREIGN BUSINESS QUALIFICATIONS
I.D. Systems, Inc.	Delaware	NJ, PA, TX
Asset Intelligence, LLC	Delaware	AZ, FL, IL, NJ, OH, PA, TX, NC
(b) Names:
LOAN PARTY OBLIGOR LEGAL NAME	PRIOR LEGAL NAMES	EXISTING TRADE NAMES	PRIOR TRADE NAMES
I.D. Systems, Inc.	None.	Asset Intelligence, LLC	None.
Asset Intelligence, LLC	None.	None.	None.
(c) Collateral Locations:
LOAN PARTY OBLIGOR	COLLATERAL DESCRIPTION	COLLATERAL LOCATION OR PLACE OF BUSINESS (INCLUDING CHIEF EXECUTIVE OFFICE)	OWNER/LESSOR (IF LEASED)
I.D. Systems, Inc.	Fixed assets and inventory	123 Tice Blvd. Suite 101, Woodcliff Lake, NJ 07677	Leased
Asset Intelligence, LLC	Fixed assets and inventory	5700 Granite Pkwy., Suite 550, Plano, TX 75024	Leased
(d) Collateral in Possession of Lessor, Bailee, Consignee, or Warehouseman:
LOAN PARTY OBLIGOR	ADDRESS	LESSOR/BAILEE/CONSIGNEE/ WAREHOUSEMAN
I.D. Systems, Inc./ Asset Intelligence, LLC	2310 McDaniel Dr. Carrollton, TX 75006	Consigned Goods – McDonald Technologies
I.D. Systems, Inc./ Asset Intelligence, LLC	645 Harvey Rd Manchester, NH 03103	Consigned Goods – Intelligent Manufacturing Solutions
I.D. Systems, Inc.	6800 Solectron Dr. Charlotte, NC 28262	Consigned Goods – Flextronics
I.D. Systems, Inc./ Asset Intelligence, LLC	90 Brighton Rd. Clifton, NJ 07012	Consigned Goods – VIP Industries

Disclosure Schedule - 1

(e) Litigation:

On October 8, 2015, an action captioned Metro Mobile Electronics, LLC v. I.D. Systems, Inc., et al., Cause No. 429-04187-2015, was filed in the District Court of the State of Texas.  The complaint alleges claims for breach of contract and quantum meruit arising out of product installation and repair services performed by the plaintiff for the Company.  The plaintiff seeks monetary damages in the amount of $82,764.75, plus pre-judgment interest, attorney’s fees, and costs.  As of the date of this response, the complaint has not yet been served on the Company, no discovery has been undertaken, and no trial date has been set.  The Company intends to vigorously defend this action.

(f) Capitalization of Loan Parties:
Loan Party	Equity-holder	Equity Description	Percentage of Outstanding Equity Issued by Loan Party	Certificate (Indicate No.)
I.D. Systems, Inc.	Public	N/A	N/A	N/A
Asset Intelligence, LLC	I.D. Systems, Inc.	Membership interests	100%	N/A
(g) Other Investment Property:
Loan Party	Investment Property Description
I.D. Systems, Inc.	American Airlines Group Inc. - 1,382 shares
I.D. Systems, Inc.	United States Treasury Notes (CUSIP # 912828F88) - 100,000 par value
I.D. Systems, Inc.	Federal Home Loan MTG Corp (CUSIP # 3137EADH9) - 50,000 par value
I.D. Systems, Inc.	United States Treasury Notes (CUSIP # 912828XJ4) - 150,000 par value
I.D. Systems, Inc.	United States Treasury Notes (CUSIP # 912828XJ4) - 50,000 par value

Disclosure Schedule - 2

I.D. Systems, Inc.	United States Treasury Notes (CUSIP # 912828TS9) - 80,000 par value
I.D. Systems, Inc.	Federal Natl Mtg Assoc (CUSIP # 3135G0UK7) - 50,000 par value
I.D. Systems, Inc.	Federal Natl Mtg Assoc (CUSIP # 3135G0UK7) - 50,000 par value
I.D. Systems, Inc.	United States Treasury Notes (CUSIP # 912828J68) - 150,000 par value
I.D. Systems, Inc.	United States Treasury Notes (CUSIP # 912828L40) - 150,000 par value
I.D. Systems, Inc.	United States Treasury Notes (CUSIP # 912828F62) - 100,000 par value
I.D. Systems, Inc.	United States Treasury Notes (CUSIP # 912828G95) - 100,000 par value
I.D. Systems, Inc.	United States Treasury Notes (CUSIP # 912828L32) - 135,000 par value
I.D. Systems, Inc.	Apple Inc. (CUSIP # 037833AM2) - 25,000 par value
I.D. Systems, Inc.	Toyota Motor Credit Corp (CUSIP # 89233P6S0) - 50,000 par value
I.D. Systems, Inc.	Apple Inc. (CUSIP # 037833AJ9) - 50,000 par value
I.D. Systems, Inc.	Novartis Secs Invest Ltd (CUSIP # 66989GAA8) - 10,000 par value
I.D. Systems, Inc.	Novartis Secs Invest Ltd (CUSIP # 66989GAA8) - 40,000 par value
I.D. Systems, Inc.	USD Shell Intl Fin (CUSIP # 822582AW2) - 50,000 par value
I.D. Systems, Inc.	Total Capital Intl SA (CUSIP # 89153VAK5) - 50,000 par value
I.D. Systems, Inc.	Berkshire Hathaway (CUSIP # 084670BB3) - 25,000 par value
I.D. Systems, Inc.	Berkshire Hathaway (CUSIP # 084670BB3) - 25,000 par value
I.D. Systems, Inc.	Statoil ASA (CUSIP # 85771PAD4) - 50,000 par value
(h) Material Contracts		None.
2. Commercial Tort Claims		None.
3. Deposit Accounts / Other accounts:
Loan Party Obligor	Name of Financial Institution	Account Number (* indicates account is approved for funding of loan proceeds)	Purpose of Account	Is the Account a “Restricted Account” as defined in Schedule B (Yes or No?)
Asset Intelligence, LLC	Bank of America	xxxxxxxxxx	Lockbox	No
I.D. Systems, Inc.	Bank of America	xxxxxxxxxx	Sweep	No
I.D. Systems, Inc.	Bank of America	xxxxxxxxxx	Operating	No
I.D. Systems, Inc.	Bank of America	xxxxxxxxxx	Payroll	No
I.D. Systems, Inc.	Bank of America	xxxxxxxxxx	Merchant	No
I.D. Systems, Inc.	Wells Fargo	xxxxxxxxxx	Operating	No
I.D. Systems, Inc.	American Express	xxxxxxxxxx	Certificate of Deposit	No

Disclosure Schedule - 3

4. Intellectual Property:
(a) Patents and Patent Licenses		See Exhibit A attached.
Loan Party Obligor	Patent Registration Number	Registration Date	Patent Application Number		Application Date

(b) Trademarks and Trademark Licenses
Loan Party Obligor	Trademark Title	Trademark Application Number	Trademark Registration Number	Date of Application	Date of Registration
I.D. Systems, Inc.	I.D. SYSTEMS®	78/548,557	3,054,321	17-Jan-2005	31-Jan-2006
I.D. Systems, Inc.	VEHICLE ASSET COMMUNICATOR®	78/559,964	3,022,295	03-Feb-2005	29-Nov-2005
I.D. Systems, Inc.	AVRAMP®	77/292,941	3,570,579	01-Oct-2007	03-Feb-2009
I.D. Systems, Inc.	OPTI-KAN®	77/306,610	3,570,612	17-Oct-2007	03-Feb-2009
I.D. Systems, Inc.	WIFREE®	77/292,948	3,570,580	01-Oct-2007	03-Feb-2009
I.D. Systems, Inc.	SECURESTREAM®	77/750,805	3,819,585	03-Jun-2009	13-Jul-2010
I.D. Systems, Inc.	POWERFLEET®	77/750,770	3,819,583	03-Jun-2009	13-Jul-2010
I.D. Systems, Inc.	SAFENAV®	85/125,260	4,039,630	08-Sep-2010	11-Oct-2011
Asset Intelligence, LLC	VERIWISE®	77/942,958	4,000,372	23-Feb-2010	26-Jul-2011
I.D. Systems, Inc.	INTELLIPOINT®	77/750,795	3,819,584	03-Jun-2009	13-Jul-2010

Disclosure Schedule - 4

(c) Copyrights and Copyright Licenses		None.
Loan Party Obligor	Copyright Title	Copyright Registration Date	Copyright Registration Number	Copyright Application Number

5. Insurance:	See Exhibit B attached hereto.
6. Permitted Indebtedness:	NFS Leasing for computer equipment to mature in December 2015
7. Permitted Liens:	NFS Leasing – capital lease Judgment lien entered in Bergen County, New Jersey in favor of Copelco Capital Inc. against Danny Fesmire and I.D. Systems, Inc.
8. Permitted Investments:
Intercompany loan from I.D. Systems, Inc. to I.D. Systems (UK) Ltd (formerly Didbox Ltd.) in the amount of $234,320.94.

Intercompany loan from I.D. Systems, Inc. to I.D. Systems, GmbH in the amount of $885,941.91.

Disclosure Schedule - 5

Exhibit A

Patents

See attached.

Disclosure Schedule - 6

Publication Date	Patent	Application #	Filing Date	Patent Holder
September 8, 2015	9,129,336	13/693,684	December 4, 2012	I.D. Systems, Inc.
April 14, 2015	9,007,209	14/542,017	November 14, 2014	I.D. Systems, Inc.
June 24, 2014	8,762,009	12/949,191	November 18, 2010	I.D. Systems, Inc.
May 13, 2014	8,725,596	11/762,644	June 13, 2007	I.D. Systems, Inc.
March 18, 2014	8,676,670	11/762,628	June 13, 2007	I.D. Systems, Inc.
March 11, 2014	8,671,063	13/758,604	February 4, 2013	I.D. Systems, Inc.
February 5, 2013	8,370,268	12/773,093	May 4, 2010	I.D. Systems, Inc.
February 21, 2012	8,120,467	12/758,331	April 12, 2010	I.D. Systems, Inc.
July 5, 2011	7,971,835	12/368,773	February 10, 2009	I.D. Systems, Inc.
June 21, 2011	7,966,105	11/402,199	April 11, 2006	Asset Intelligence, LLC
May 10, 2011	7,941,354	11/303,347	December 16, 2005	Asset Intelligence, LLC
June 29, 2010	7,746,379	10/335,372	December 31, 2002	Asset Intelligence, LLC
August 25, 2009	7,579,941	11/335,226	January 19, 2006	Asset Intelligence, LLC
September 2, 2008	7,421,112	10/800,342	March 12, 2004	Asset Intelligence, LLC
March 21, 2006	7,015,824	10/633,365	August 1, 2003	Asset Intelligence, LLC
June 9, 2009	7,546,477	11/648,235	December 29, 2006	Asset Intelligence, LLC
April 28, 2009	7,525,279	10/892,640	July 16, 2004	Asset Intelligence, LLC
September 5, 2006	7,102,565	10/830,520	April 23, 2004	Asset Intelligence, LLC
May 12, 1998	5,752,218	08/924,478	August 25, 1997	Asset Intelligence, LLC
February 13, 1996	5,491,486	08/233,091	April 25, 1994	Asset Intelligence, LLC
March 23, 2010	7,685,307	11/648,236	December 29, 2006	Asset Intelligence, LLC
February 17, 2009	7,493,211	11/303,394	December 16, 2005	Asset Intelligence, LLC
December 11, 2007	7,307,514	11/136,304	May 23, 2005	Asset Intelligence, LLC
July 17, 2007	7,246,008	11/180,898	July 13, 2005	Asset Intelligence, LLC
December 12, 2006	7,148,800	10/837,815	May 3, 2004	Asset Intelligence, LLC
November 21, 2006	7,138,913	10/835,079	April 29, 2004	Asset Intelligence, LLC
August 15, 2006	7,091,882	09/866,865	May 29, 2001	Asset Intelligence, LLC
July 19, 2005	6,920,391	10/238,842	September 9, 2002	Asset Intelligence, LLC
March 3, 2009	7,498,530	11/287,817	November 28, 2005	Asset Intelligence, LLC
December 2, 2008	D581,913	29/259,264	May 4, 2006	Asset Intelligence, LLC
December 2, 2008	D581,912	29/259,252	May 4, 2006	Asset Intelligence, LLC
February 24, 2004	6,697,735	10/334,997	December 30, 2002	Asset Intelligence, LLC
February 11, 2003	6,519,529	09/845,056	April 27, 2001	Asset Intelligence, LLC
November 26, 1996	5,579,013	08/238,772	May 5, 1994	Asset Intelligence, LLC
March 22, 2011	7,911,320	11/986,713	November 26, 2007	I.D. Systems, Inc.
March 1, 2011	7,898,388	11/986,995	November 28, 2007	I.D. Systems, Inc.
January 25, 2011	7,876,197	11/986,997	November 28, 2007	I.D. Systems, Inc.
August 31, 2010	7,786,844	11/276,469	March 1, 2006	I.D. Systems, Inc.
April 27, 2010	7,707,054	10/426,175	April 28, 2003	I.D. Systems, Inc.
March 23, 2010	7,683,760	11/276,468	March 1, 2006	I.D. Systems, Inc.
February 23, 2010	7,667,573	11/276,470	March 1, 2006	I.D. Systems, Inc.

Disclosure Schedule - 7

Publication Date	Patent	Application #	Filing Date	Patent Holder
February 2, 2010	7,656,273	11/986,780	November 26, 2007	I.D. Systems, Inc.
February 2, 2010	7,656,271	10/426,173	April 28, 2003	I.D. Systems, Inc.
April 8, 2008	7,356,494	10/043,361	January 9, 2002	I.D. Systems, Inc.
January 30, 2007	7,171,381	10/426,164	April 25, 2003	I.D. Systems, Inc.
January 16, 2007	7,165,040	10/426,085	April 28, 2003	I.D. Systems, Inc.
May 24, 2005	6,898,493	09/804,909	March 13, 2001	I.D. Systems, Inc.
October 28, 1997	5,682,142	08/282,978	July 29, 1994	I.D. Systems, Inc.

Disclosure Schedule - 8

Exhibit B

Insurance

Insurance Coverage.  Borrowers presently maintain property, fire, business interruption, liability, product liability and extended coverage insurance as follows:

Carrier	Type of Coverage	Deductible	Policy No.	Term
Hartford Insurance	Commercial Package Property	$25,000	13UUNAL6581	8/30/2015 - 8/30/2016
Hartford Insurance	General Liability	$1,000	13UUNAL6581	8/30/2015 - 8/30/2016
Hartford Insurance	Employee Benefits Liability	$1,000	13UUNAL6581	8/30/2015 - 8/30/2016
Hartford Insurance	Stop Gap Liability - Ohio	$1,000	13UUNAL6581	8/30/2015 - 8/30/2016
Hartford Insurance	Business Automobile Policy	$1,000	13UUNAL6581	8/30/2015 - 8/30/2016
Hartford Insurance	Commercial Excess & Umbrella Liability	$0	13RHUAL6239	8/30/2015 - 8/30/2016
Hartford Insurance	Workers’ Compensation	$0	13WEBU4264	4/19/2015 - 4/19/2016
Hartford Insurance	Information & Technology Liability	$0	00TE028058213	8/30/2015 - 8/30/2016
Hartford Insurance	International Package	$0	PHFD38377188001	8/30/2015 - 8/30/2016
Hartford Insurance	Bond	$0	13BDDBQ7272	4/29/2014 - 4/29/2017

Disclosure Schedule - 9

Schedule A

Description of Certain Terms

1. Loan Limits for Revolving Loans and Letters of Credit:
(a) Maximum Revolving Facility Amount:	$7,500,000
(b) Advance Rates:
(i) Accounts Advance Rate:
85%; provided, that if Dilution exceeds 4%, Lender may, at its option (A) reduce such advance rate by the number of full or partial percentage points comprising such excess or (B) establish a Reserve on account of such excess (the “Accounts Dilution Reserve”).

(ii) Eligible Lease Receivables Advance Rate:
75% of Eligible Lease Receivables; provided, that if Dilution exceeds 4%, Lender may, at its option (A) reduce such advance rate by the number of full or partial percentage points comprising such excess or (B) establish a Reserve on account of such excess (the “Eligible Lease Receivables Dilution Reserve”)

(c) Accounts Sublimit:	N/A
(d) Eligible Lease Receivables Sublimit:	$750,000
(e) Letter of Credit Limit:	$0
(f) Availability Block:	N/A
2. RESERVED:
3. Interest Rates:
(a) Revolving Loans and Letters of Credit:	2.00% per annum in excess of the Base Rate
4. Maximum Days re Eligible Accounts:
(a) Maximum days after original invoice date for Eligible Accounts:	Ninety (90) days
(b) Maximum days after original invoice due date for Eligible Accounts:	Sixty (60) days
5. Maximum Days re Eligible Lease Receivables:
(a) Maximum days after original invoice date for Eligible Lease Receivables:	Ninety (90) days
(b) Maximum days after original invoice due date for Eligible Lease Receivables:	Sixty (60) days
6. Lender’s Bank:
Wells Fargo Bank, National Association and its affiliates
Siena Funding Depository Account
Account # xxxxxxxxxx
ABA Routing # xxxxxxxxxx
Reference: I.D. Systems, Inc.
(which bank may be changed from time to time by notice from Lender to Borrower)

7. Scheduled Maturity Date:	December 18, 2017

A-1

Schedule B

Definitions

Unless otherwise defined herein, the following terms are used herein as defined in the UCC:  Accounts, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights, Proceeds, Supporting Obligations and Tangible Chattel Paper.

As used in this Agreement, the following terms have the following meanings:

“Accounts Advance Rate” means the percentage set forth in Section 1(b)(i) of Schedule A.

“Accounts Dilution Reserve” has the meaning set forth in Section 1(b)(i) of Schedule A.

“Accounts Sublimit” means the amount set forth in Section 1(c) of Schedule A.

“Advance Rates” means, collectively, the Accounts Advance Rate and the Eligible Lease Receivables Advance Rate.

“Affiliate” means, with respect to any Person, any other Person in control of, controlled by, or under common control with the first Person, and any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, including, any officer or director of the first Person or any of its Affiliates; provided, however, that neither Lender nor any of its Affiliates shall be deemed an “Affiliate” of Borrower for any purposes of this Agreement.  For the purpose of this definition, a “substantial interest” shall mean the direct or indirect legal or beneficial ownership of more than ten (10%) percent of any class of equity or similar interest.

“Agreement” and “this Agreement” have the meanings set forth in the heading to this Agreement.

“Approved Electronic Communication” means each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, facsimile, Passport 6.0, or any other equivalent electronic service, whether owned, operated or hosted by Lender, any of its Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Lender pursuant to this Agreement or any other Loan Document, including any financial statement, financial and other report, notice, request, certificate and other information or material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Lender specifically instructs a Person to deliver in physical form.

“Authorized Officer” means the chief executive officer, chief financial officer or treasurer of Borrower and each other Person designated from time to time by any of the foregoing officers of Borrower in a notice to Lender, which designation shall continue in force and effect until terminated in a notice to Lender from any of the foregoing officers of Borrower.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.).

“Base Rate” means, for any day, the greatest of (i) the per annum rate of interest which is identified as the “Prime Rate” and normally published in the Money Rates section of The Wall Street Journal (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Lender may select) (the “Published Prime Rate”), (ii) the sum of the Federal Funds Rate plus 0.5%, and (iii) 3.25% per annum.  Any change in the Base Rate due to a change in such Published Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in such Published Prime Rate or the Federal Funds Rate.

“Blocked Account” has the meaning set forth in Section 4.1.

“Borrower” has the meaning set forth in the Preamble to this Agreement.

“Borrowing Base” means, as of any date of determination, the Dollar Equivalent Amount as of such date of determination of (i) the aggregate amount of Eligible Accounts multiplied by the Accounts Advance Rate (but in no event to exceed the Accounts Sublimit); plus (ii) the aggregate amount of Eligible Lease Receivables multiplied by the applicable Eligible Lease Receivable Advance Rate, but not to exceed the Eligible Lease Receivables Sublimit; minus (iii) all Reserves which Lender has established pursuant to Section 1.2 (including those to be established in connection with any requested Revolving Loan or Letter of Credit); minus (iv) the Availability Block, if any, set forth in Section 1(f) of Schedule A.

“Business Day” means a day other than a Saturday or Sunday or any other day on which Lender or banks in New York are authorized to close.

“Capital Expenditures” means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of Borrower, but excluding expenditures made in connection with the acquisition, replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with cash awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

“Capitalized Lease” means any lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $1,000,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Closing Date” means December 18, 2015.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property and interests in property in or upon which a security interest, mortgage, pledge or other Lien is granted pursuant to this Agreement or the other Loan Documents, including all of the property of each Loan Party Obligor described in Section 3.1. For the avoidance of doubt, the Collateral shall not include any Excluded Property.

“Collections” has the meaning set forth in Section 4.1.

“Competitor” means any Person which is a direct competitor of Borrower or its Subsidiaries if, at the time of a proposed sale of a participation interest, Lender has actual knowledge that such Person is a direct competitor of Borrower or its Subsidiaries; provided, that in connection with any  participation, a proposed participant that is an investment bank, a commercial bank, a finance company, a fund, or other Person which merely has an economic interest in any such direct competitor, and is not itself such a direct competitor of Borrower or its Subsidiaries, shall not be deemed to be a direct competitor for the purposes of this definition.

“Compliance Certificate” means a compliance certificate substantially in the form of Exhibit F hereto to be signed by an Authorized Officer of Borrower.

“Confidential Information” means confidential information that any Loan Party furnishes to the Lender pursuant to any Loan Document concerning any Loan Party’s business, but does not include any such information once such information has become, or if such information is, generally available to the public or available to the Lender (or other applicable Person) from a source other than the Loan Parties which is not, to the Lender’s knowledge, bound by any confidentiality agreement in respect thereof.

“Continuing Director” means (a) any member of the board of directors who was a director (or comparable manager) of I.D. Systems on the Closing Date, and (b) any individual who becomes a member of the board of directors after the Closing Date if such individual was approved, appointed or nominated for election to the board of directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the board of directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of I.D. Systems and whose initial assumption of office resulted from such contest or the settlement thereof.

“Default” means any event which with notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 2.1.

“Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior three (3) months, that is the result of dividing the Dollar Equivalent Amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrower’s Accounts during such period, by (b) Borrower’s billings with respect to Accounts during such period.

“Dilution Reserve” means the Accounts Dilution Reserve and the Eligible Lease Receivables Dilution Reserve.

“Disclosure Schedule” shall mean that certain Disclosure Schedule annexed hereto immediately following the signature page to this Agreement, as the same may be updated from time to time after the Closing Date.

“Dollar Equivalent” means, at any time, (a) as to any amount denominated in Dollars, the amount hereof at such time, and (b) as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as determined by Lender at such time that such amount could be converted into Dollars by Lender according to prevailing exchange rates selected by Lender.

“Dollars” or “$” means United States Dollars, lawful currency for the payment of public and private debts.

“E-Signature” means the process of attaching to or logically associating with an Approved Electronic Communication an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Approved Electronic Communication) with the intent to sign, authenticate or accept such Approved Electronic Communication.

“Eligible Account” means, at any time of determination, an Account owned by Borrower which satisfies the general criteria set forth below:

(i)           neither the Account Debtor nor any of its Affiliates is an Affiliate, creditor or supplier of the applicable Borrower (with Accounts to be ineligible to the extent of any amounts owed by such the applicable Borrower to such Person as a creditor or supplier);

(ii)          it does not remain unpaid more than the earlier to occur of (A) the number of days after the original invoice date set forth in Section 4(a) of Schedule A or (B) the number of days after the original invoice due date set forth in Section 4(b) of Schedule A;

(iii)         the Account Debtor or its Affiliates are not past due (or past any of applicable dates referenced in clause (ii) above) on other Accounts owing to the applicable Borrower comprising more than 25% of all of the Accounts owing to the applicable Borrower by such Account Debtor or its Affiliates;

(iv)         (A) all Accounts owing by the Account Debtor or its Affiliates (other than an Investment Grade Account Debtor) do not represent more than 20% of all otherwise Eligible Accounts (provided, that Accounts which are deemed to be ineligible solely by reason of this sub-clause (A) shall be considered Eligible Accounts to the extent of the amount thereof which does not exceed 20% of all otherwise Eligible Accounts); and

                                                               (B)  all Accounts owing by an Investment Grade Account Debtor do not represent more than 30% of all otherwise Eligible Accounts (provided, that Accounts which are deemed to be ineligible solely by reason of this sub-clause (B) shall be considered Eligible Accounts to the extent of the amount thereof which does not exceed 30% of all otherwise Eligible Accounts);

(v)         the Account complies with each covenant, representation or warranty contained in this Agreement or any other Loan Document with respect to Eligible Accounts (including any of the representations set forth in Section 5.4);

(vi)        the Account is not subject to any contra relationship, counterclaim, dispute or set-off; ); provided that such Account shall be deemed to be ineligible only to the extent of such contra, counterclaim, dispute or set-off;

(vii)       the Account Debtor’s chief executive office or principal place of business is located in the United States or Canada unless (A) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Lender and the proceeds thereof have been assigned to Lender pursuant to documentation in form and substance acceptable to Lender;

(viii)      the Account is payable solely in Dollars;

(ix)         it is absolutely owing to Borrower and does not arise from a sale on a bill-and-hold, guarantied sale, sale-or-return, sale-on-approval, consignment, retainage or any other repurchase or return basis or consist of progress billings;

(x)          Lender shall have verified the Account in a manner satisfactory to Lender;

(xi)         the Account Debtor is not the United States of America or any state or political subdivision (or any department, agency or instrumentality thereof), unless the applicable Borrower has complied with the Assignment of Claims Act of 1940 (31 U.S.C. §203 et seq.) or other applicable similar state or local law in a manner satisfactory to Lender;

(xii)        it is at all times subject to Lender’s duly perfected, first priority security interest and to no other Lien that is not a Permitted Lien, and the goods giving rise to such Account (A) were not, at the time of sale, subject to any Lien except Permitted Liens and (B) have been sold by the applicable Borrower to the Account Debtor in the ordinary course of the applicable Borrower’s business and delivered to and accepted by the Account Debtor, or the services giving rise to such Account have been performed by the applicable Borrower and accepted by the Account Debtor in the ordinary course of the applicable Borrower’s business;

(xiii)       the Account is not evidenced by Chattel Paper or an Instrument of any kind (unless delivered to Lender in accordance with Section 3.2 of this Agreement) and has not been reduced to judgment;

(xiv)       the Account Debtor’s total indebtedness to the applicable Borrower does not exceed the amount of any credit limit established by the applicable Borrower or Lender in its Permitted Discretion and the Account Debtor is otherwise deemed to be creditworthy by Lender (provided, that Accounts which are deemed to be ineligible solely by reason of this clause (xiii) shall be considered Eligible Accounts to the extent the amount of such Accounts does not exceed the lower of such credit limits);

(xv)        there are no facts or circumstances existing, or which could reasonably be anticipated to occur, which might result in any adverse change in the Account Debtor’s financial condition or impair or delay the collectability of all or any portion of such Account;

(xvi)       Lender has been furnished with all documents and other information pertaining to such Account which Lender has reasonably requested, or which the applicable Borrower is obligated to deliver to Lender, pursuant to this Agreement;

(xvii)      the applicable Borrower has not made an agreement with the Account Debtor to extend the time of payment thereof beyond the time periods set forth in clause (ii) above;

(xviii)     the applicable Borrower has not posted a surety or other bond in respect of the contract under which such Account arose; and

(xix)       the Account Debtor is not subject to any proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law.

Notwithstanding the foregoing and for the avoidance of doubt, Borrower acknowledges that Lender shall have the right to audit all Accounts represented by Borrower to be Eligible Accounts, and Lender, in its Permitted Discretion, may determine that an Account Debtor is not creditworthy or not capable of being verified in a manner satisfactory to Lender and in either case, therefore deem an otherwise Eligible Account of such Account Debtor to cease to be an Eligible Account,  provided , that such determination by Lender shall not be held to cause Borrower’s representations, made prior to the communication to Borrower of such determination, regarding such Account and its status as an Eligible Account to be false or misleading.

“Eligible Lease” means, collectively, those certain written lease agreements from time to time entered into between Borrower, as lessor, and Lessor, as the same may now exist or may be amended, modified, supplemented or renewed, and satisfying the provisions of Section 5.27 hereof.

“Eligible Lease Receivables” means Lease Receivables created by Borrower and which Lender determines in its Permitted Discretion are eligible. A Lease Receivable shall not be an Eligible Lease Receivable unless it: (a) is made to a Lessee acceptable to Lender in its discretion; (b) is properly evidenced by duly executed and delivered Lease Documents; (c) is properly assigned to Lender as collateral security for the Obligations; and (d) is unconditionally due and payable in Dollars. Without limiting the foregoing, Eligible Lease Receivables shall not include any of the following:

(i)           a Lease Receivable for which the underlying Lessee or its Affiliates is an Affiliate, creditor or supplier of the applicable Borrower (with Lease Receivables to be ineligible to the extent of any amounts owed by such the applicable Borrower to such Person as a creditor or supplier);

(ii)         a Lease Receivable that remains unpaid by more than the earlier to occur of (A) the number of days after the original invoice date set forth in Section 5(a) of Schedule A or (B) the number of days after the original invoice due date set forth in Section 5(b) of Schedule A;

(iii)        a Lease Receivable for which the underlying Lessee or its Affiliates are past due (or past any of applicable dates referenced in clause (ii) above) on other Lease Receivables owing to the applicable Borrower comprising more than 25% of all of the Lease Receivables owing to the applicable Borrower by such Lessee or its Affiliates;

(iii)        a Lease Receivable if there have not been any reductions in the past 60 days from any date of determination, either through cash payments or receipt by Borrower of tie Inventory;

(iv)        any Lease Receivable subject to Lease Documents (1) with respect to which notice of termination has been given by Borrower or the Lessee party thereto, (2) under which a default or event of default exists, and/or (3) with respect to which a representation or warranty has been breached;

(v)         that portion of any Lease Receivable which is subject to a claim of offset or a contra account;

(vi)        any Lease Receivable due from a Lessee affiliated with Borrower in any manner, including, without limitation, as stockholder, owner, officer, director, agent or employee;

(vii)        any Lease Receivable due from a Lessee who has commenced any form of an insolvency or bankruptcy proceeding or any assignment for the benefit of creditors has been made, or a trustee, receiver or conservator has been appointed for all or any part of the property of such Lessee;

(viii)      any Lease Receivable due from a Lessee for which Lender is not or does not continue to be, in Lender’s Permitted Discretion, satisfied with the credit standing of the Lessee in relation to the amount of credit extended;

(ix)         any Lease Receivable with respect to which payment is or may be conditional;

(x)          any Lease Receivable with respect to which the Lessee is located in a state that requires a creditor to file a business activity report or similar document in order to bring suit or enforce its remedies against such Lessee, unless Borrower has qualified to do business in such state or is exempt from such filing requirement;

(xi)         any Lease Receivable that does not comply, or where any related Lease Document does not comply, with all applicable laws, including all applicable federal, state and local laws and regulations;

(xii)        any Lease Receivable with respect to which a participating or similar interest therein has been transferred or assigned by Borrower to any Person;

(xiii)       any Lease Receivable, or portion thereof, otherwise deemed ineligible by Lender in its Permitted Discretion.

“Eligible Lease Receivables Dilution Reserve” has the meaning set forth in Section 1(b)(ii) of Schedule A.

“Equity Interests” means, with respect to a Person, all of the shares, partes sociales, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934, as in effect from time to time).

“ERISA” means the Employee Retirement Income Security Act of 1974 and all rules, regulations and orders promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of section 414(b) or (c) of the Code (and sections 414(m) and (o) of the Code for purposes of provisions relating to section 412 of the Code and section 302 of ERISA).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

“Event of Default” has the meaning set forth in Section 7.1.

“Excess Availability” means the amount, as determined by Lender, calculated at any date, equal to the difference of (A) the lesser of (x) the Maximum Revolving Facility Amount and (y) the Borrowing Base minus Reserves against the Borrowing Base, minus (B) the outstanding balance of all Revolving Loans and the Letter of Credit Balance; provided that if any of the Loan Limits for Revolving Loans is exceeded as of the date of calculation, then Excess Availability shall be zero.

“Excluded Property” means (i) voting Equity Interests of any Foreign Subsidiary (and none of the Equity Interests of any Subsidiary of such Foreign Subsidiary), solely to the extent that (y) such Equity Interests represent more than 65% of the outstanding voting Equity Interests of such Foreign Subsidiary, and (z) pledging or hypothecating more than 65% of the total outstanding voting Equity Interests of such Foreign Subsidiary would result in adverse tax consequences or the costs to the Loan Party of providing such pledge are unreasonably excessive (as determined by Lender in consultation with Borrower) in relation to the benefits to Lender of the security afforded thereby; or (ii) any rights or interest in any non-material contract, lease, permit, license, or license agreement covering personal property of any Loan Party or any lease of real property if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (ii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Lender’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement, (B) the foregoing exclusions of clauses (i) and (ii) shall in no way be construed to limit, impair, or otherwise affect Lender’s continuing security interests in and liens upon any rights or interests of any Loan Party in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or Equity Interests (including any Accounts or Equity Interests and (C) any such contract, lease, permit, license, or license agreement shall cease to be treated as “Excluded Property” (and shall constitute Collateral) immediately and without further action on the part of Lender or any Loan Party at such time as the contractual or legal prohibition shall not longer be applicable and to the extent severable, such security interest shall attach immediately to any portion of such contract, lease, permit, license, or license agreement), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Equity Interests); or (iii) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the PTO of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient  or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof); (b) in the case of a Non-U.S. Recipient (as defined in Section 9(e)), U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Non-U.S. Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which Non-U.S. Recipient becomes a party to this Agreement or acquires a participation, except in each case to the extent that, pursuant to Section 9 amounts with respect to such Taxes were payable either to such Non-U.S. Recipient assignor (or Lender granting such participation) immediately before such assignment or grant of participation; (c) United States federal withholding Taxes that would not have been imposed but for such Recipient’s failure to comply with Section 9(e) (except where the failure to comply with Section 9(e) was the result of a change in law, ruling, regulation, treaty, directive, or interpretation thereof by a Governmental Authority after the date the Recipient became a party to this Agreement or a Participant) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Extraordinary Receipts” means any cash or cash equivalents received by or paid to or for the account of any Loan Party not in the ordinary course of business, including amounts received in respect of foreign, United States, state or local tax refunds, purchase price adjustments, indemnification payments, and pension plan reversions.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Fee Letter” means that certain Fee Letter, dated as of the date hereof, between Borrower and Lender.

“Fiscal Year” means the fiscal year of Borrower which ends on December 31 of each year.

“Foreign Subsidiary” means any Subsidiary that is not incorporated or organized under the laws of a State within the United States of America or the District of Columbia, and that is a “controlled foreign corporation” within the meaning of Section 957 of the IRC with respect to which a Loan Party is a “US Shareholder” within the meaning of Section 951(b) of the IRC.  Unless the context indicates otherwise, references to a Foreign Subsidiary shall be deemed to refer to a Foreign Subsidiary of Borrower.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination, in any case consistently applied.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranty”, “Guaranteed” or to “Guarantee”, as applied to any Indebtedness, liability or other obligation, means (i) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the ordinary course of business), of any part or all of such Indebtedness, liability or obligation, and (ii) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Indebtedness, liability or obligation by any means (including, the purchase of securities or obligations, the purchase or sale of property or services, or the supplying of funds).

“I.D. Systems” means I.D. Systems, Inc., a Delaware corporation.

“Indebtedness” means (without duplication), with respect to any Person, (i) all obligations or liabilities, contingent or otherwise, for borrowed money, (ii) all obligations represented by promissory notes, bonds, debentures or the like, or on which interest charges are customarily paid, (iii) all liabilities secured by any Lien on property owned or acquired, whether or not such liability shall have been assumed, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade payables which are not ninety days past the invoice date incurred in the ordinary course of business, but including the maximum potential amount payable under any earn-out or similar obligations), (vi) all Capitalized Leases of such Person, (vii) all obligations (contingent or otherwise) of such Person as an account party or applicant in respect of letters of credit and/or bankers’ acceptances, or in respect of financial or other hedging obligations, (viii) all equity interests issued by such Person subject to repurchase or redemption at any time on or prior to the Scheduled Maturity Date, other than voluntary repurchases or redemptions that are at the sole option of such Person, (ix) all principal outstanding under any synthetic lease, off-balance sheet loan or similar financing product, and (x) all Guarantees, endorsements (other than for collection in the ordinary course of business) and other contingent obligations in respect of the obligations of others.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks and trademark licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Expense” means, for the applicable period, for the Loan Parties on a consolidated basis, total interest expense (including interest attributable to Capitalized Leases in accordance with GAAP) and fees with respect to outstanding Indebtedness.

“Investment Grade Account Debtor” means an Account Debtor whose securities are rated BBB or better by Standard & Poor’s Ratings Services or Baa3 or better by Moody’s Investor’s Services, Inc.

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102 of the UCC, (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, and (c) whether or not constituting “investment property” as so defined, all Pledged Equity.

“IRC” means the Internal Revenue Code of 1986, as amended, and any successor statutes, and all regulations and guidance promulgated thereunder.  Any reference to a specific section of the IRC shall be deemed to be a reference to such section of the IRC and any successor statutes, and all regulations and guidance promulgated thereunder.

“Issuers” means the collective reference to each issuer of Investment Property.

“Judgment Currency” has the meaning set forth in Section 6.3(b).

“Lease Documents” means, with respect to each Eligible Lease, all agreements, contracts, documents and instruments, including without limitation, any and all debt instruments, promissory notes, loan agreements, chattel paper, agreements of guaranty, assignment agreements, pledge agreements, general or specific security agreements, certificates, participation agreements, financing statements and amendments thereto, and all like or similar agreements, contracts, documents and instruments evidencing, pertaining or otherwise securing at any time such Eligible Lease.

“Lease Receivable” means the amounts payable by a Lessee under an Eligible Lease as set forth in an invoice delivered by Borrower to such Lessee in respect of the applicable Eligible Lease.  Lease Receivables shall exclude sales taxes and other charges owed by a Lessor under the applicable Eligible Lease and any security deposits, if any, received by Borrower from or on behalf of the Lessor.

“Lender” has the meaning set forth in the heading to this Agreement.

“Lessee” means the lessee pursuant to an Eligible Lease.

“Letter of Credit” has the meaning set forth in Section 1.1.

“Letter of Credit Balance” means the sum of (i) the aggregate undrawn face amount of all outstanding Letters of Credit and (ii) all interest, fees and costs due or, in Lender’s estimation, likely to become due in connection therewith.

“Letter of Credit Limit” means the amount set forth in Section 1(e) of Schedule A.

 “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement in the nature of a security interest of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Liquidity” means, as of any date of determination, the sum of (i) Excess Availability, plus (ii) Qualified Cash, plus (iii) marketable securities listed on an exchange in the United States, marked to market, which securities shall be maintained in securities accounts in the United States subject to a control agreement (resulting in Lender having a first priority perfected Lien in such securities accounts).

“Loan Account” has the meaning set forth in Section 2.4.

“Loan Documents” means, collectively, this Agreement and all notes, guaranties, security agreements, mortgages, certificates, landlord’s agreements, Lock Box and Blocked Account agreements, the Fee Letter, the Post-Closing Agreement and all other agreements, documents and instruments now or hereafter executed or delivered by Borrower, any Loan Party, or any Other Obligor in connection with, or to evidence the transactions contemplated by, this Agreement.

“Loan Guaranty” means Section 8 of this Agreement.

“Loan Limits” means, collectively, the Loan Limits for Revolving Loans and Letters of Credit set forth in Section 1 of Schedule A and all other limits on the amount of Loans and Letters of Credit set forth in this Agreement.

“Loan Party” means, individually, Borrower, or any Subsidiary that is not (i) a Foreign Subsidiary, (ii) I.D. Systems, GmbH or (iii) I.D. Systems (UK) Ltd (formerly Didbox Ltd.); and “Loan Parties” means, collectively, Borrower and all Subsidiaries other than (i) Foreign Subsidiaries, (ii) I.D. Systems, GmbH or (iii) I.D. Systems (UK) Ltd (formerly Didbox Ltd.).

“Loan Party Obligor” means, individually, Borrower or any Obligor that is a Loan Party; and “Loan Party Obligors” means, collectively, Borrower and each Loan Party Obligor.

“Loans” means, collectively, the Revolving Loans.

“Lock Box” has the meaning set forth in Section 4.1.

“Material Adverse Effect” means any event, act, omission, condition or circumstance which, which individually or in the aggregate, has or could reasonably be expected to have a material adverse effect on (i) the business, operations, properties, assets or condition, financial or otherwise, of any Loan Party Obligor, (ii) the ability of any Loan Party Obligor to perform any of its obligations under any of the Loan Documents, or (iii) the validity or enforceability of, or Lender’s rights and remedies under, any of the Loan Documents.

“Material Contract” means has the meaning set forth in Section 5.18.

“Maturity Date” means the Scheduled Maturity Date (or if earlier the Termination Date), or such earlier date as the Obligations may be accelerated in accordance with the terms of this Agreement (including without limitation pursuant to Section 7.2).

“Maximum Lawful Rate” has the meaning set forth in Section 2.5.

“Maximum Liability” has the meaning set forth in Section 8.9.

“Maximum Revolving Facility Amount” means the amount set forth in Section 1(a) of Schedule A.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Non-Paying Guarantor” has the meaning set forth in Section 8.10.

“Non-U.S. Recipient” has the meaning set forth in Section 9(e)(iii).

“Notice of Borrowing” has the meaning set forth in Section 1.4.

“Obligations” means all present and future Loans, advances, debts, liabilities, fees, expenses, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower or any Loan Party Obligor to Lender, whether evidenced by this Agreement, any other Loan Document or otherwise whether arising from an extension of credit, opening of a Letter of Credit, guaranty, indemnification or otherwise, whether direct or indirect (including those acquired by assignment and any participation by Lender in Borrower’s indebtedness owing to others), whether absolute or contingent, whether due or to become due, and whether arising before or after the commencement of a proceeding under the Bankruptcy Code or any similar statute.

“Obligor” means any guarantor, endorser, acceptor, surety or other Person liable on, or with respect to, any of the Obligations or who is the owner of any property which is security for any of the Obligations, other than Borrower.

“Organic Documents” means, with respect to any Person, the certificate of incorporation, articles of incorporation, certificate of formation, certificate of limited partnership, by-laws, operating agreement, limited liability company agreement, limited partnership agreement or other similar governance document of such Person.

“Other Obligor” means any Obligor other than any Loan Party Obligor.

“Other Taxes” means all present or future stamp, court or documentary, property, excise, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Participant” has the meaning set forth in Section 10.10.

“Passport 6.0” means the electronic and/or internet-based system approved by Lender for the purpose of making notices, requests, deliveries, communications, and for the other purposes contemplated in this Agreement or otherwise approved by Lender, whether such system is owned, operated or hosted by Lender, any of its Affiliates or any other Person.

“Paying Guarantor” has the meaning set forth in Section 8.10.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, and any sections of the Code or ERISA related thereto that are enacted after the date of this Agreement.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by a Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Discretion” means a determination made by Lender in the exercise of reasonable (from the perspective of an asset-based secured lender) business judgment.

“Permitted Dispositions” means:

(xx)           any Collateral (other than Accounts, Inventory or Intellectual Property) with an aggregate value not in excess of $250,000 in any Fiscal Year, including, without limitation, the disposition or transfer of Equipment in the ordinary course of business that is obsolete, worn out or otherwise unsalable in the ordinary course of business during any Fiscal Year and only to the extent that (x) the proceeds of any such disposition or transfer are used to acquire replacement Equipment which is subject to Lender’s first priority security interest or (y) the proceeds of which are remitted to Lender to be applied pursuant to Section 4.2;

(xxi)          dispositions of Inventory in the ordinary course of its business;

(xxii)         the termination of a lease of real or personal property that is not necessary for the operation of Borrower’s business, could not reasonably be expected to have a Material Adverse Effect and does not result from a Default or Event of Default;

(xxiii)        sale-leaseback transactions in connection with financing of Equipment used in the ordinary course of business that is not prohibited under this Agreement; and

(xxiv)        voluntary termination by Borrower or its Subsidiary of a hedging or swap agreement,

“Permitted Indebtedness” means:

(i)             the Obligations;

(ii)            the Indebtedness existing on the date hereof described in Section 6 of the Disclosure Schedule; in each case along with extensions, refinancings, modifications, amendments and restatements thereof, provided, that (a) the principal amount thereof is not increased, (b) if such Indebtedness is subordinated to any or all of the Obligations, the applicable subordination terms shall not be modified without the prior written consent of Lender, and (c) the terms thereof are not modified to impose more burdensome terms upon any Loan Party;

(iii)           capitalized leases and purchase money Indebtedness secured by Permitted Liens in an aggregate amount not exceeding $100,000 at any time outstanding;

(iv)           Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(v)           the Indebtedness existing on the date hereof described in Section 6 of the Disclosure Schedule; in each case along with extensions, refinancings, modifications, amendments and restatements thereof; provided that (a) the principal amount thereof is not increased, (b) if such Indebtedness is subordinated to any or all of the Obligations, the applicable subordination terms shall not be modified without the prior written consent of Lender, and (c) the terms thereof are not modified to impose more burdensome terms upon any Loan Party;

(vi)           capitalized leases and purchase money Indebtedness secured by Permitted Liens in an aggregate amount not exceeding $100,000 at any time outstanding;

(vii)           unsecured intercompany loans incurred by Borrower and owing to one or more of Borrower’s Affiliates at any one time not to exceed $500,000 in the aggregate outstanding, so long as each such intercompany loan is (A) evidenced by a promissory note (including, if applicable, any master intercompany note executed by Borrower and such Affiliate(s)) on terms and conditions acceptable to Lender in its Permitted Discretion and (B) subject to a subordination agreement in favor of Lender, in form and substance acceptable to Lender in its Permitted Discretion;

(viii)           any other unsecured Indebtedness in an aggregate amount of up to $100,000 outstanding from time to time; in each case along with extensions, refinancings, modifications, amendments and restatements thereof, provided, that (a) the principal amount thereof is not increased, (b) if such Indebtedness is subordinated to any or all of the Obligations, the applicable subordination terms shall not be modified without the prior written consent of Lender, and (c) the terms thereof are not modified to impose more burdensome terms upon any Loan Party.

“Permitted Investments” means:

(i)             direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(ii)            marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least AA from Standard & Poor’s Ratings Services, a Division of the McGraw-Hill Companies, Inc. (“S&P”) or Aa from Moody’s Investors Service, Inc. (“Moodys”);

(iii)           investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 from S&P or P-2 from Moody’s;

(iv)           investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof, or by any Lender which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(v)           fully collateralized repurchase agreements with a term of not more than 120 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (d) of this definition;

(vi)           money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated at least AA by S&P or Aa by Moody’s and (iii) have portfolio assets of at least $1,000,000.000;

(vii)          investments set forth on the Disclosure Schedule as of the Closing Date; and

(viii)         investments resulting from pledges and deposits constituting Permitted Liens pursuant to clause (g) of the definition of Permitted Liens.

“Permitted Liens” means (a) purchase money security interests and liens in respect of capital leases in specific items of Equipment securing Permitted Indebtedness described under clause (c) of the definition of Permitted Indebtedness; (b) Liens disclosed in Section 7 of the Disclosure Schedule; provided, however, that to qualify as a Permitted Lien, any such Lien described in Section 7 of the Disclosure Schedule shall only secure the Indebtedness that it secures on the Closing Date and any permitted refinancing in respect thereof; (c) liens for taxes, fees, assessments, or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained, provided the same have no priority over any of Lender’s security interests; (d) liens of materialmen, mechanics, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent or are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained; (e) liens which constitute banker’s liens, rights of set-off, or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker’s liens, rights of set-off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to any Loan Party); (f) cash deposits or pledges of an aggregate amount not to exceed $10,000 to secure the payment of worker’s compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business; (g) judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 7.1(d); and (h) the interests of lessors under operating leases.

“Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, government or any agency or political division thereof, or any other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Loan Party or any such plan to which any Loan Party (or with respect to any plan subject to Section 412 or 430 of the Code or Section 302 or Title IV of ERISA, any ERISA Affiliate) is required to contribute on behalf of any of its employees.

“Pledged Equity” means the Equity Interests (other than any Excluded Property) listed on Sections 1(f) and 1(g) of the Disclosure Schedule, together with any other Equity Interests (other than any Excluded Property), certificates, options, or rights or instruments of any nature whatsoever in respect of the equity interests (other than any Excluded Property) of any Person that may be issued or granted to, or held by, any Loan Party Obligor while this Agreement is in effect, and including, without limitation, to the extent attributable to, or otherwise related to, such pledged equity interests (other than any Excluded Property), all of such Loan Party Obligor’s (i) interests in the profits and losses of each Issuer, (ii) rights and interests to receive distributions of each Issuer’s assets and properties, and (iii) rights and interests, if any, to participate in the management of each Issuer related to such pledged equity interests (other than Excluded Property).

“Post-Closing Agreement” means that post-closing agreement dated as of the date hereof by and among Lender, Borrower and the Loan Party Obligors.

“Protective Advances” has the meaning set forth in Section 1.3.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted, cash and Cash Equivalents of each Borrower and its Subsidiaries that is in Deposit Accounts or in securities accounts, or any combination thereof, located in the United States and not subject to a control agreement in favor of any Person other than Lender.

“Recipient” means any Lender, Participant, or any other recipient of any payment to be made by or on account of any Obligation of any Loan Party under this Agreement or any other Loan Document, as applicable.

“Register” has the meaning set forth in Section 10.9(a).

“Released Parties” has the meaning set forth in Section 6.1.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Reserves” has the meaning set forth in Section 1.2.

“Restricted Accounts” means Deposit Accounts (a) established and used (and at all times will be used) solely for the purpose of paying current payroll obligations of Loan Parties (and which do not (and will not at any time) contain any deposits other than those necessary to fund current payroll), in each case in the ordinary course of business, or (b) maintained (and at all times will be maintained) solely in connection with an employee benefit plan, but solely to the extent that all funds on deposit therein are solely held for the benefit of, and owned by, employees (and will continue to be so held and owned) pursuant to such plan.

“Revolving Loans” has the meaning set forth in Section 1.1(a).

“Scheduled Maturity Date” means the date set forth in Section 7 of Schedule A.

“Securities Act” means the Securities of Act of 1933, as amended.

“Senior Officer” means the current president, chief executive officer, global controller, chief financial officer, treasurer or assistant treasurer of any Loan Party Obligor.

“Stated Rate” has the meaning set forth in Section 2.5.

“Subsidiary” means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the capital stock or other equity interest at the time of determination.  Unless the context indicates otherwise, references to a Subsidiary shall be deemed to refer to a Subsidiary of Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the date on which all of the Obligations have been paid in full in cash and all of Lender’s lending commitments under this Agreement and under each of the other Loan Documents have been terminated.

“UCC” means, at any given time, the Uniform Commercial Code as adopted and in effect at such time in the State of New York or such other applicable jurisdiction.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP consistently applied.  If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either Borrower or Lender shall so request, Lender and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Lender financial statements and other documents required under this Agreement and the other Loan Documents which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (Codification of Accounting Standards 825-10) to value any Indebtedness or other liabilities of any Loan Party Obligor at “fair value”, as defined therein.

Notwithstanding anything to the contrary contained in the paragraph above or the definitions of Capital Expenditures or Capitalized Leases, in the event of a change in GAAP after the Closing Date requiring all leases to be capitalized, only those leases (assuming for purposes of this paragraph that they were in existence on the Closing Date) that would constitute Capitalized Leases on the Closing Date shall be considered Capital Leases (and all other such leases shall constitute operating leases) and all calculations and deliverables under this Agreement or the other Loan Documents shall be made in accordance therewith (other than the financial statements delivered pursuant to this Agreement; provided that all such financial statements delivered to Lender in accordance with the terms of this Agreement after the date of such change in GAAP shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such change).

References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided.  Any term defined herein may be used in the singular or plural.  “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”.  “Or” shall be construed to mean “and/or”.  Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person.  References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively.  Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds.  Time is of the essence for each performance obligation of the Loan Party Obligors under this Agreement and each Loan Document.  All amounts used for purposes of financial calculations required to be made herein shall be without duplication.  References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations.  References to any agreement, instrument or document (i) shall include all schedules, exhibits, annexes and other attachments thereto and (ii) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  Unless otherwise specified herein Dollar ($) baskets set forth in the representations and warranty, covenants and event of default provisions of this Agreement (and other similar baskets) are calculated as of each date of measurement by the Dollar Equivalents thereof as of such date of measurement.

Schedule D

Provide Lender with each of the documents set forth below at the following times in form satisfactory to Lender:

Weekly (no later than the 2nd Business Day of each week), but in any event no later than the date of each Loan made or more frequently if Lender requests
(a)           a detailed aging, by total, of Borrower’s Accounts, together with an Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records, with respect to Borrower’s Accounts (delivered electronically in an acceptable format).

(b)           a detailed aging, by total, of Borrower’s Lease Receivables, together with a roll-forward of the Borrower’s Lease Receivables with supporting details supplied from sales journals, collection journals, credit registers and any other records, with respect to Borrower’s Lease Receivables (delivered electronically in an acceptable format).

(c)           a summary aging, by vendor, of each Loan Party’s accounts payable and any book overdraft  and an aging, by vendor, of any held checks (delivered electronically in an acceptable format).

Weekly (no later than the 2nd Business Day of each week) or more frequently if Lender requests
(d)           notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Borrower’s Accounts,

(e)           copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount determined in the Permitted Discretion of Lender, from time to time.

Monthly (no later than the 15th day of each calendar month)
(f)           a detailed Inventory perpetual report with respect to Borrower’s Inventory together with a listing by category and location of Inventory (delivered electronically in an acceptable format), and

(g)           a detailed aging, by total, of Borrower’s Accounts, together with a monthly Account roll-forward with respect to Borrower’s Accounts, in a format acceptable to Lender in its discretion, tied to the beginning and ending Account balances of Borrower’s general ledger (delivered electronically in an acceptable format).

Monthly (no later than the 20th day of each calendar month)
(h)           a reconciliation of Accounts, Eligible Lease Receivables, trade accounts payable, and Inventory of Borrower’s general ledger accounts to its monthly financial statements including any book reserves related to each category,

(i)           a monthly analysis of payments received by Borrower on Lease Receivables, and

(j)           a monthly sales backlog report.

Quarterly	(k) a report regarding each Loan Party’s accrued, but unpaid, ad valorem taxes.
Bi-Annually (in January and in July of each calendar year)
(l)           a detailed list of each Loan Party’s customers, with address and contact information,

(m)           a detailed list of each Loan Party’s vendors, with address and contact information, and

(n)           an updated Disclosure Schedule, true and correct in all material respects as of the date of delivery, accompanied by a certificate executed by an Authorized Officer of Borrower and substantially in the form of Exhibit F hereto (it being understood and agreed that no such update shall serve to cure any existing Event of Default, including any Event of Default resulting from any failure to provide any such disclosure to Lender on an earlier date or any breach of any earlier made representation and/or warranty); provided, that Borrower, in its sole discretion, may provide an updated Disclosure Schedule on an earlier date.

Yearly (no later than the 120th day after the end of each Fiscal Year of Borrower)	(o) financial statements of each Other Obligor.

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Schedule E

Financial Covenant

Minimum Liquidity.  Borrower shall not permit Liquidity to be less than (a) $3,500,000 from the Closing Date through and including January 31, 2016 and (b) $4,000,000 on February 1, 2016 or at any time thereafter.

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